                                   EXHIBIT 2.3


                            STOCK PURCHASE AGREEMENT

                                                             Oklahoma Operations


================================================================================



                            STOCK PURCHASE AGREEMENT


                                  BY AND AMONG


               FALLIS ARCH BEALL, NOLA SUE BEALL, ROBERT S. BEALL,
                    LEIGH ANN GATHRIGHT, DORIS W. STOKES AND
              FALLIS ARCH BEALL, IN HIS CAPACITY AS TRUSTEE FOR THE
                                R.E. STOKES TRUST


                                       AND


                               U.S. CONCRETE, INC.




                          Dated as of January 24, 2000





================================================================================



                                TABLE OF CONTENTS
                                                                                                       Page
                                                                                                       ----

ARTICLE I -   SALE OF SHARES; CLOSING.....................................................................1
         SECTION 1.1   Purchase of Shares.................................................................1
         SECTION 1.2   Share Purchase Price...............................................................2
         SECTION 1.3   Closing............................................................................2
         SECTION 1.4   Closing Deliveries.................................................................2
         SECTION 1.5   Purchase Price Adjustment..........................................................3
         SECTION 1.6   Tax Treatment......................................................................4


ARTICLE II -  REPRESENTATIONS AND WARRANTIES OF THE SELLER................................................5
         SECTION 2.1   Organization and Qualification.....................................................5
         SECTION 2.2   The Companies' Capitalization......................................................6
         SECTION 2.3   Authority Relative to the Agreement................................................6
         SECTION 2.4   No Violation.......................................................................7
         SECTION 2.5   Consents and Approvals.............................................................7
         SECTION 2.6   Financial Statements...............................................................7
         SECTION 2.7   Accounts and Notes Receivable......................................................8
         SECTION 2.8   Absence of Changes.................................................................8
         SECTION 2.9   Litigation.........................................................................9
         SECTION 2.10  Tax Matters .......................................................................9
         SECTION 2.11  Employee Benefit Plans............................................................10
         SECTION 2.12  Employment Matters................................................................11
         SECTION 2.13  Patents, Trademarks and Copyrights................................................12
         SECTION 2.14  Environmental Matters.............................................................13
         SECTION 2.15  Insurance ........................................................................13
         SECTION 2.16  Title to Properties; Encumbrances.................................................13
         SECTION 2.17  Permits ..........................................................................15
         SECTION 2.18  Inventories ......................................................................15
         SECTION 2.19  Agreements, Contracts and Commitments.............................................15
         SECTION 2.20  Compensation; Employment Agreements...............................................17
         SECTION 2.21  Noncompetition, Confidentiality and Nonsolicitation
                       Agreements; Employee Policies.....................................................17
         SECTION 2.22  Accounts with Banks and Brokerages; Powers of Attorney............................17
         SECTION 2.23  Absence of Certain Business Practices.............................................17
         SECTION 2.24  Competing Lines of Business; Related-Party Transactions...........................17
         SECTION 2.25  Capital Expenditures..............................................................18
         SECTION 2.26  Product Warranties................................................................18
         SECTION 2.27  Year 2000 Compliance..............................................................18
         SECTION 2.28  Disclosure .......................................................................18
         SECTION 2.29  Disclaimer of Additional and Implied Warranties...................................18






  ARTICLE III -   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER................................................18
         SECTION 3.1           Organization and Authority........................................................19
         SECTION 3.2           Authority Relative to Agreement...................................................19
         SECTION 3.3           No Violation......................................................................19
         SECTION 3.4           Consents and Approvals............................................................19
         SECTION 3.5           Investment Intent.................................................................20
         SECTION 3.6           The Purchaser Common Stock........................................................20
         SECTION 3.7           Commission Filings; Financial Statements..........................................20
         SECTION 3.8           Financing.........................................................................21
         SECTION 3.9           Disclosure........................................................................21
         SECTION 3.10          Disclaimer of Additional and Implied Warranties...................................21



  ARTICLE IV -  FEDERAL  SECURITIES ACT AND  CONTRACTUAL  RESTRICTIONS  ON THE  PURCHASER'S
                COMMON STOCK.....................................................................................22
         SECTION 4.1           Compliance with Law...............................................................22
         SECTION 4.2           Economic Risk; Sophistication; Accredited Investors...............................22
         SECTION 4.3           Rule 144 Reporting................................................................22
         SECTION 4.4           Lockup Period.....................................................................23
         SECTION 4.5           Prospectus Delivery...............................................................24



  ARTICLE V -   COVENANTS........................................................................................24
         SECTION 5.1           Affirmative Covenants of the Companies............................................24
         SECTION 5.2           Negative Covenants of the Companies...............................................25
         SECTION 5.3           Covenant of the Companies Regarding Companies' Trading
                               Securities........................................................................26



  ARTICLE VI -  ADDITIONAL AGREEMENTS............................................................................26
         SECTION 6.1           Certain Tax Matters...............................................................26
         SECTION 6.2           Repayment of Related Party Indebtedness...........................................27
         SECTION 6.3           Stock Options.....................................................................28
         SECTION 6.4           Access To, and Information Concerning, Properties and
                               Records.......................................................................... 28
         SECTION 6.5           Good Faith Efforts to Consummate Transactions.....................................29
         SECTION 6.6           Exclusivity.......................................................................29
         SECTION 6.7           Release From Indemnity Agreements.................................................30
         SECTION 6.8           Distribution or Transfer of Certain Assets........................................30
         SECTION 6.9           Benefit Plans.....................................................................30



  ARTICLE VII - NONCOMPETITION COVENANTS.........................................................................30
         SECTION 7.1           Prohibited Activities.............................................................30
         SECTION 7.2           Equitable Relief..................................................................31


         SECTION 7.3       Reasonable Restraint..............................................................32
         SECTION 7.4       Severability; Reformation.........................................................32
         SECTION 7.5       Material and Independent Covenant.................................................32


  ARTICLE VIII -CONDITIONS TO CLOSING........................................................................32
         SECTION 8.1       Conditions to Each Party's Obligations Under this Agreement.......................32
         SECTION 8.2       Conditions to the Obligations of the Purchaser Under this
                           Agreement.........................................................................33
         SECTION 8.3       Conditions to the Obligations of the Seller and each Selling
                           Shareholder Under this Agreement..................................................34



  ARTICLE IX -  TERMINATION; AMENDMENT; WAIVER...............................................................35
         SECTION 9.1       Termination.......................................................................35
         SECTION 9.2       Effect of Termination.............................................................36
         SECTION 9.3       Amendment and Modification........................................................36
         SECTION 9.4       Extension; Waiver.................................................................36



  ARTICLE X -   REMEDIES.....................................................................................36
         SECTION 10.1      Remedies for Breach of  Representations,  Warranties  and  Covenants of the
                           Seller and the Selling Shareholders Before the Closing Date.......................36
         SECTION 10.2      Indemnification by the Seller and the Selling Shareholders........................36
         SECTION 10.3      Indemnification by the Purchaser..................................................38
         SECTION 10.4      Notice and Defense of Third Party Claims..........................................39
         SECTION 10.5      Limitations of Liability..........................................................40
         SECTION 10.6      Exclusive Remedies................................................................42
         SECTION 10.7      Payment of Indemnification Obligation.............................................43
         SECTION 10.8      Annual Reports on Form 5500.......................................................43



  ARTICLE XI -  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS........................................44
         SECTION 11.1      Survival of Representations and Warranties........................................44
         SECTION 11.2      Survival of Covenants.............................................................44



  ARTICLE XII - MISCELLANEOUS................................................................................44
         SECTION 12.1      Expenses..........................................................................44
         SECTION 12.2      Public Announcements..............................................................44
         SECTION 12.3      Brokers and Finders...............................................................44
         SECTION 12.4      Entire Agreement; Assignment......................................................45
         SECTION 12.5      Amendment and Modification........................................................45
         SECTION 12.6      Waiver; Consents..................................................................45
         SECTION 12.7      Further Assurances................................................................45
         SECTION 12.8      Reformation and Severability......................................................45


         SECTION 12.9      Dispute Resolution................................................................45
         SECTION 12.10     Notices...........................................................................46
         SECTION 12.11     Governing Law48
         SECTION 12.12     Jurisdiction and Venue............................................................48
         SECTION 12.13     Descriptive Headings..............................................................49
         SECTION 12.14     Parties in Interest; No Third-Party Beneficiary...................................49
         SECTION 12.15     Counterparts......................................................................49
         SECTION 12.16     Incorporation by Reference........................................................49
         SECTION 12.17     Certain Definitions...............................................................49


                                    EXHIBITS

Exhibit A         -   List of Companies
Exhibit B         -   Form of Consulting Agreement
Exhibit C         -   Form of Lease Agreement
Exhibit D         -   Bill of Sale


                                    SCHEDULES

Schedule 1.1          -  Purchase of Shares
Schedule 1.2          -  Allocation of Purchase Price
Schedule 1.4(c)       -  Lease Rental Rates and Terms
Schedule 1.4(d)       -  Equipment to Be Sold to Purchaser by Seller
Schedule 1.5(d)       -  Closing Net Working Capital
Schedule 2.1(a)       -  Qualification
Schedule 2.1(b)       -  Subsidiaries
Schedule 2.2(a)       -  Capitalization
Schedule 2.2(b)       -  Ownership of Shares
Schedule 2.4          -  No Violation
Schedule 2.5          -  Consents and Approvals
Schedule 2.6          -  Financial Statements
Schedule 2.7          -  Accounts and Notes Receivable
Schedule 2.8          -  Absence of Changes
Schedule 2.9          -  Litigation
Schedule 2.11         -  Employee Benefit Plans
Schedule 2.12         -  Employment Matters
Schedule 2.13         -  Patents, Trademarks and Copyrights
Schedule 2.14         -  Environmental Matters
Schedule 2.15         -  Insurance
Schedule 2.16         -  Title to Properties; Encumbrances
Schedule 2.17         -  Permits
Schedule 2.18         -  Inventories
Schedule 2.19         -  Agreements, Contracts and Commitments
Schedule 2.20         -  Compensation; Employment Agreements
Schedule 2.21         -  Noncompetition, Confidentiality and Non-Solicitation
                         Agreements; Employee Policies
Schedule 2.22         -  Accounts with Banks and Brokerages
Schedule 2.24         -  Competing Lines of Business; Related Party Transactions
Schedule 2.25         -  Capital Expenditures
Schedule 2.26         -  Product Warranties
Schedule 3.7          -  Commission Filings
Schedule 6.2          -  Repayment of Related Party Indebtedness
Schedule 6.3          -  Stock Options
Schedule 6.7          -  Indemnity Agreements
Schedule 10.5(b)      -  Seller Cap

Schedule 10.5(c)      -  Seller Basket
Schedule 10.5(d)      -  Purchaser Cap
Schedule 10.5(e)      -  Purchaser Basket

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of January 24, 2000, by and among U.S. Concrete, Inc., a Delaware corporation (the "Purchaser"), and FALLIS ARCH BEALL (hereinafter referred to in his individual capacity as the "Seller"), ROBERT S. BEALL, NOLA SUE BEALL, DORIS W. STOKES, LEIGH ANN GATHRIGHT, and FALLIS ARCH BEALL, or his successor in trust, in his capacity as trustee for the R.E. STOKES Trust (the "Trust"), (with all of these individuals (except Fallis Arch Beall, in his individual capacity) and the Trust being referred to individually as a "Selling Shareholder" and collectively as the "Selling Shareholders").

                                    RECITALS

         WHEREAS, the Seller and each Selling Shareholder are the owners of all of the issued and outstanding shares of common stock (the "Common Stock") of the corporations, set forth on Exhibit A (with all of these corporations being referred to individually as a "Company" and collectively as the "Companies"), and such Common Stock constitutes all of the issued and outstanding capital stock (of all classes) of the Companies; and

         WHEREAS, the Purchaser desires to purchase from the Seller and each Selling Shareholder, and the Seller and Selling Shareholders desire to sell to the Purchaser, all such shares of Common Stock (the "Shares") upon the terms and conditions set forth herein; and

         WHEREAS, the Seller and each Selling Shareholder are making certain representations, warranties, covenants and indemnities herein as an inducement to the Purchaser to enter into this Agreement, and the Purchaser is making certain representations, warranties, covenants and indemnities herein as an inducement to the Seller and each Selling Shareholder to enter into this Agreement; and

         WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in Section 12.17.

         NOW, THEREFORE, in consideration of the recitals and the respective representations, warranties, covenants and indemnities contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties hereby agree as follows:

                                   ARTICLE I
                             SALE OF SHARES; CLOSING


         SECTION 1.1 Purchase of Shares. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined below), the Seller and each Selling Shareholder will sell to the Purchaser, and the Purchaser will purchase from the Seller and each Selling Shareholder, the Shares set forth opposite the name of the Seller and each Selling Shareholder on Schedule 1.1.

         SECTION 1.2 Share Purchase Price. The purchase price for the Shares shall be $7,500,000 less all outstanding indebtedness (including accrued interest thereon) under (i) that certain Consumer Credit Contract between Beall Trucking, Inc. and Century Motors, Inc. dated May 3, 1998, which was assigned by Century Motors, Inc. to First Bank & Trust Co., (ii) that certain Promissory Note between Beall Trucking, Inc. and BancFirst dated April 27, 1999; (iii) that certain Promissory Note between Beall Trucking, Inc. and National Bank of Commerce dated December 28, 1998; (iv) that certain Promissory Note between Beall Trucking, Inc. and National Bank of Commerce dated June 16, 1999; (v) that certain Promissory Note between Beall Trucking, Inc. and National Bank of Commerce dated August 31, 1999; (vi) those certain Promissory Notes between Beall Trucking, Inc and Amquest Bank, N.A. dated August 25, 1997, July 27, 1998 and November 12, 1998; and (vii) any other Interest-Bearing Debt of any of the Companies on the Closing Date (the "Purchase Price"). The Purchase Price shall consist of (i) 222,857 shares of common stock, par value $.001 per share, of the Purchaser ("Purchaser Common Stock") and (ii) the delivery of immediately available funds equal to the difference between (A) the Purchase Price and (B) $1,560,000. At the Closing, the Purchaser shall pay to the Seller and each Selling Shareholder the portion of the Purchase Price set forth opposite the name of the Seller and each Selling Shareholder on Schedule 1.2 in immediately available funds and by the delivery of certificates evidencing Purchaser Common Stock. The Purchase Price shall be adjusted after the Closing Date in accordance with Section 1.5.

         SECTION 1.3 Closing. The purchase and sale of the Shares (the "Closing") provided for in this Agreement shall take place at the offices of Chase Bank of Texas, National Association, 201 Main Street, Fort Worth, Texas 76101 or at such other place as may be mutually agreed by the parties to this Agreement, as soon as reasonably practicable after satisfaction or waiver of the conditions set forth in Article VIII hereof to the respective obligations of the Purchaser, the Seller and each Selling Shareholder hereunder (but in any event not later than ten business days after such satisfaction or waiver). For purposes of this Agreement, the date on which the Closing actually occurs shall be the "Closing Date."

         SECTION 1.4 Closing Deliveries. The Purchaser, the Seller and each Selling Shareholder will deliver, or cause to be delivered, at the Closing the following instruments (collectively, the "Transaction Documents") to which they or their Affiliates are a party:

         (a) certificates or other duly executed assignment documents representing the Shares duly endorsed by the Seller and each Selling Shareholder for transfer to the Purchaser;

         (b) the Consulting Agreement between the Seller and the Companies (or such one or more of them as is mutually agreed by the Purchaser and the Seller) in substantially the form attached hereto as Exhibit B (the "Consulting Agreement");

         (c) a Lease Agreement between the Seller and the Company mutually agreed by the Purchaser and the Seller relating to each business facility of the Companies listed on Schedule 2.16, Item Nos. 1, 2 and 4 under the subheading Real Estate Leases in substantially the form attached hereto as Exhibit C (the "Lease Agreement") (it being understood and agreed that such facilities shall be leased at the rates and for the terms set forth on Schedule 1.4(c));

         (d) a Bill of Sale in substantially the form attached hereto as Exhibit D (the "Bill of Sale") (it being understood and agreed that the equipment set forth on Schedule 1.4(d) shall be transferred by Fallis Arch Beall to the Purchaser (or the Company designated by the Purchaser) for aggregate consideration of $60,000); and

         (e) such additional information or documents as the Purchaser, the Seller and each Selling Shareholder shall have reasonably required to evidence the consummation of the transaction contemplated by this Agreement.

         SECTION 1.5 Purchase Price Adjustment.
                     -------------------------

         (a) The Purchase Price shall be adjusted in the amount equal to the Working Capital Adjustment. For purposes hereof, the "Working Capital Adjustment" shall equal the difference of (i) the Closing Net Working Capital of all of the Companies collectively (as defined in Section 1.5(d)) as of the end of the last day of the month immediately preceding the Closing Date minus (ii) $722,000 (the "Working Capital Threshold"). If the Working Capital Adjustment is positive (i.e., Closing Net Working Capital is greater than the Working Capital Threshold), the Purchase Price shall be increased by the amount of the Working Capital Adjustment. The Purchaser shall pay to the Seller and the Selling Shareholders (pro rata in accordance with the percentage allocation of the Purchase Price among the Seller and each Selling Shareholder set forth on
Schedule 1.2) any such positive Working Capital Adjustment in cash, plus interest thereon at a rate of 7% per annum from the Closing Date, within five days of the Determination Date (as defined below). If the Working Capital Adjustment is negative (i.e., if the Closing Net Working Capital is less than the Working Capital Threshold), the Purchase Price shall be decreased by the amount of the Working Capital Adjustment. The Seller and Selling Shareholders (pro rata in accordance with the percentage allocation of the Purchase Price set forth on Schedule 1.2) shall pay to the Purchaser any such negative Working Capital Adjustment in cash, plus interest thereon at a rate of 7% per annum from the Closing Date, within five days of the Determination Date.

         (b) Within 75 days after the Closing Date, the Purchaser will provide the Seller and each Selling Shareholder with a reasonably detailed calculation of the Working Capital Adjustment for their review and approval (the "Calculation"). The Calculation shall be deemed to be final and conclusive and agreed to by the Purchaser, the Seller and each Selling Shareholder, and shall be the basis for the Working Capital Adjustment provided for in Section 1.5(a), unless the Seller gives written notice to the Purchaser, within 20 days of the receipt of the Calculation, that the Seller and the Selling Shareholders dispute the Calculation. The Purchaser and the Seller (on his own behalf and on behalf of each Selling Shareholder) shall attempt, within 30 days after any such dispute notice is given, to resolve such dispute. If the parties are unable to resolve such dispute within such 30 days, the Purchaser and the Seller (on his own behalf and on behalf of each Selling Shareholder) shall resolve the dispute in accordance with the procedure set forth in Section 1.5(c).

         (c) If the parties do not agree on the amount of the Working Capital Adjustment within 30 days after a dispute notice is given (as described in Section 1.5(b)), they shall engage a mutually agreeable nationally-recognized public accounting firm for the limited purpose of resolving only the disagreements of the parties with respect to the Calculation, provided that all determinations made by such accounting firm shall be made in accordance with this Section 1.5. The determinations of such accounting firm shall be conclusive and binding on the parties, and the fees and expenses of such accounting firm shall be divided equally between the Seller and the Selling Shareholders, as appropriate, on the one hand, and the Purchaser, on the other hand. For purposes hereof, "Determination Date" shall mean the date on which the final determination of the Working Capital Adjustment is made in accordance with either Section 1.5(b) or Section 1.5(c).

         (d) For the purpose of Section 1.5, the Companies' "Closing Net Working Capital" means the excess of the current assets of the Companies collectively over the current liabilities of the Companies collectively (excluding the current portion of long-term debt and all accrued interest thereon), determined in accordance with GAAP and on a basis consistent with the Companies' past practice; provided, however, that the Companies' current liabilities shall not include any state, local or foreign taxes attributable to the Section 338(h)(10) Election (as defined below). An example of the calculation of Closing Net Working Capital as of December 31, 1999 is set forth on Schedule 1.5(d) hereto.

         SECTION 1.6 Tax Treatment.
                     --------------

         (a) The Purchaser, the Seller and each Selling Shareholder shall timely make a joint election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the "Code"), and Treas. Reg. ss.1.338(h)(10)-1(T)(c)(1) (and any corresponding elections under state, local or foreign tax law) (collectively the "Section 338(h)(10) Election") with respect to the purchase and sale of the Shares of each of the Companies that have elected to be taxed as S corporations pursuant to Section 1361 of the Code (that is Atlas Concrete, Inc. and Beall Trucking, Inc.) (the "S Corporations") such that (i) the S Corporations will be treated as having sold all of their assets in a single transaction on the Closing Date before Closing and while an S corporation pursuant to Section 1361 of the Code and (ii) the Seller and each Selling Shareholder will recognize no gain or loss with respect to the sale of their shares of the capital stock of the S Corporations. The Purchaser will prepare the election forms, including the allocation of the deemed purchase price discussed hereinbelow, and provide them to the Seller and each Selling Shareholder for their review at least five days before the Closing Date. The Seller and each Selling Shareholder will execute and return the election forms to the Purchaser on the Closing Date, and the Purchaser will file such election forms on or before the respective due dates for each such election form. The Seller and each Selling Shareholder shall, on the Closing Date, agree with the Purchaser to the allocation of the deemed purchase price among the assets of the S Corporations proposed by the Purchaser as long as such allocation has a substantial basis in the law and is in compliance with Temp. Treas. Reg. ss. 1.338(b)-6T(b).

         (b) The parties each hereby covenant and agree that they will not take a position with respect to the allocation of the Purchase Price (i) for purposes of any tax return filed with any governmental agency charged with the collection of any taxes or, for so long as commercially reasonable, for purposes of any judicial proceeding, that is in any way inconsistent with the allocation made under Section 1.6(a) or (ii) for financial reporting or accounting purposes that is in any way inconsistent with such allocation unless a different allocation for financial reporting or accounting purposes is required by law, regulation or court order or decree.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         Except for the representations and warranties set forth in Section 2.2.(b), Section 2.3 and Section 2.4 which are being made by the Seller and each Selling Shareholder (only insofar that Section 2.4 relates to the Selling Shareholders and provided that each Selling Shareholder is making such representations and warranties only on his, her or its own behalf and not on behalf of any other Selling Shareholder), the Seller, in his individual capacity, (but not any Selling Shareholder) hereby makes the representations and warranties set forth in this Article II to the Purchaser. The Seller has delivered to the Purchaser the schedules to this Agreement (the "Schedules"), including those referred to in this Article II, on the date hereof and such Schedules have been reviewed and accepted by the Purchaser. The Seller shall, from time to time through the Closing Date, advise the Purchaser and its counsel in writing as to any change, amendment or supplement to the Schedules which is necessary to reflect material changes in the subject matter thereof occurring through the Closing Date. The Purchaser must notify the Seller and its counsel in writing within five business days after receipt of any material change, amendment or supplement to the Schedules of its election to terminate this Agreement in accordance with Section 9.1(b). If the Purchaser fails to notify the Seller as required, it shall be deemed to have waived its right to terminate this Agreement based on such change, amendment or supplement to the Schedules. All matters set forth in the Schedules shall be deemed to be disclosed not only in connection with the representation and warranty specifically referenced on a given Schedule, but for purposes of any other representation or warranty of the Seller set forth in this Article II, so long as a Schedule includes a specific cross reference to another Schedule.

         SECTION 2.1 Organization and Qualification.
                     ------------------------------

         (a) Each of the Companies is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of the Companies has all requisite corporate power and authority to carry on its business as it is now being conducted, and to own, lease and operate its properties and assets, and to perform all its obligations under the agreements and instruments to which it is a party or by which it is bound. Except as set forth on Schedule 2.1(a), each of the Companies is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the properties and assets owned, leased or operated by it or the nature of the business conducted by it make such qualification necessary, except in such jurisdictions where the failure to be duly qualified or in good standing does not and would not result in a Material Adverse Effect; provided, however, that the representations and warranties contained in this sentence shall be of no force or effect to the extent that such Material Adverse Effect can be eliminated by one or both of the Companies becoming qualified in such jurisdictions. Each such jurisdiction in which any of the Companies is so qualified is listed on Schedule 2.1(a).

         (b) The Companies have no subsidiaries.

         (c) True, complete and correct copies of the Articles of Incorporation and Bylaws, each as amended, of the Companies have been provided to Purchaser and no breach of such Articles of Incorporation or Bylaws has occurred and is continuing. True, complete and correct copies of all stock records and minute books of the Companies and their respective Subsidiaries have been provided to the Purchaser.

         SECTION 2.2 The Companies' Capitalization.
                     -----------------------------

         (a) The authorized and outstanding capital stock of each of the Companies is set forth on Schedule 2.2(a). Except as set forth on Schedule 2.2(a), and except for the right of first refusal for the benefit of the Seller and the Selling Shareholders set forth in the Bylaws of each of the Companies, which right of first refusal is hereby waived by the Seller and each Selling Shareholder, there are no outstanding subscriptions, options, convertible securities, rights, warrants, calls, irrevocable proxies or other agreements or commitments of any kind directly or indirectly obligating any of the Companies to issue any security of or equity interest in any of the Companies, or irrevocable proxies or any agreements restricting the transfer of or otherwise relating to any security or equity interest in any of the Companies or any Subsidiary of any of the Companies. All of the Shares (which constitute all outstanding shares of capital stock of the Companies) and all outstanding shares of capital stock of each Subsidiary have been duly authorized, validly issued and are fully paid and non-assessable, and are free of preemptive rights. Except as set forth on Schedule 2.2(a), all dividends declared prior to the date hereof have been paid. Except as set forth in Schedule 2.2(a), the Companies own, of record or beneficially, or control, directly or indirectly, no capital stock, securities convertible into or exchangeable for capital stock or any other equity interest in any corporation, association or other business entity representing in excess of 2% of the voting power of such entity. Except as set forth in Schedule 2.2(a), the Companies are not, directly or indirectly, participants in any joint venture, limited liability company, partnership or other noncorporate entity.

         (b) The Seller and each Selling Shareholder (except for Fallis Arch Beall, in his capacity as trustee for the Trust) are and will be on the Closing Date the record and beneficial owners and holders of, and have, and on the Closing Date will have, record and beneficial title to, the Shares set forth opposite the name of the Seller and each Selling Shareholder as set forth on
Schedule 2.2(b). Fallis Arch Beall, in his capacity as trustee for the R.E. Stokes Trust, is and will be on the Closing Date the record owner and holder of, and has, on the Closing Date will have, record title to, the Shares set forth opposite his name, in his capacity as trustee for the Trust as set forth on
Schedule 2.2(b). The Seller and each Selling Shareholder own the Shares set forth opposite their respective names on Schedule 2.2(b), free and clear of any adverse claim of any other person, including without limitation any lien, mortgage, pledge, security interest or other encumbrance.

         SECTION 2.3 Authority Relative to the Agreement. The Seller and each Selling Shareholder have the requisite legal right, power and authority to enter into this Agreement and perform the actions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Seller and each Selling Shareholder, and this Agreement constitutes the valid and binding obligation of the Seller and each Selling Shareholder enforceable against the Seller and each Selling Shareholder in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles.

         SECTION 2.4 No Violation. Except as set forth on Schedule 2.4, neither the execution, delivery nor performance of this Agreement, in its entirety, nor the consummation of the transactions contemplated hereby, as of the Closing Date, (i) violates in any material respect any order, writ, judgment, injunction, award or decree to which the Companies, the Seller or any Selling Shareholder are a party or, to the Seller's knowledge, any law, rule, statute, ordinance or regulation applicable to any of the Companies, the Seller or any Selling Shareholder, (ii) is in material conflict with, results in a material breach or termination of any provision of, causes the acceleration of the maturity of any debt or obligation pursuant to, causes any prepayment penalty with respect to any debt or obligation pursuant to, constitutes a material default (or gives rise to any right of termination, cancellation or acceleration) under, or results in the creation of any security interest, lien, charge or other encumbrance upon any currently owned property of any of the Companies pursuant to, any terms, conditions or provisions of any note, license, instrument, indenture, mortgage, deed of trust, bond, permit, lease or other agreement or understanding or any other restriction of any kind or character, to which any of the Companies, the Seller or any Selling Shareholder is a party or by which any currently owned property of any of the Companies is subject or bound, or (iii) conflicts with or results in any breach of any provision of the Certificate or Articles of Incorporation or Bylaws of any of the Companies.

         SECTION 2.5 Consents and Approvals. Except as described on Schedule 2.5 hereto, no prior consent, approval or authorization of, or declaration, filing or registration with any person, domestic or foreign, is required of or by any of the Companies in connection with the execution, delivery and performance by the Seller and each Selling Shareholder of this Agreement and the transactions contemplated hereby.

         SECTION 2.6 Financial Statements. Schedule 2.6 contains copies of (i) the unaudited compiled balance sheet of Atlas Concrete, Inc. as of December 31, 1998, and the related unaudited compiled income statement of Atlas Concrete, Inc. for the seven months ended December 31, 1998, (ii) the unaudited compiled balance sheet of Beall Trucking, Inc. as of December 31, 1998 and the related unaudited compiled income statement of Beall Trucking, Inc. for the twelve months ended December 31, 1998, (iii) the unaudited compiled balance sheet of Stokes Transit Mix, Inc. as of March 31, 1999 and the related unaudited compiled income statement of Stokes Transit Mix, Inc. for the twelve months ended March 31, 1999 and (iv) the unaudited compiled balance sheet of Atlas-Tuck Concrete, Inc. as of June 30, 1999 and the related unaudited compiled income statement of Atlas-Tuck Concrete, Inc. for the twelve months ended June 30, 1999. In addition, the Companies have provided the Purchaser copies of (i) the unaudited income statement of Atlas Concrete, Inc. for the nine months ended September 30, 1999, (ii) the unaudited income statement of Beall Trucking, Inc. for the nine months ended September 30, 1999, (iii) the unaudited income statement of Stokes Transit-Mix, Inc. for the six months ended September 30, 1999, and (iv) the unaudited income statement of Atlas-Tuck Concrete, Inc. for the three months ended September 30, 1999 (all of the foregoing balance sheets and income statements of the Companies are collectively referred to as the "Companies' Financial Statements"). The Companies' Financial Statements present fairly, in all material respects, the financial position of each of the Companies indicated as of the dates indicated and the results of operations of each of the Companies indicated for the periods indicated in conformity with GAAP in all material respects, except as set forth on Schedule 2.6.

         SECTION 2.7 Accounts and Notes Receivable. Schedule 2.7 sets forth an accurate list of the accounts and notes receivable of the Companies as of September 30, 1999 and of the accounts and notes receivable of the Companies as of the second business day preceding the date hereof; such Schedule 2.7 shall be updated by the Seller and delivered to the Purchaser as of the second business day preceding the Closing Date. Receivables from and advances to employees, the Seller or any Selling Shareholder and any entities or persons related to or Affiliates of the Seller or any Selling Shareholder are separately identified in
Schedule 2.7. Schedule 2.7 also sets forth an accurate aging of all accounts and notes receivable as of September 30, 1999, showing amounts due in 30-day aging categories. The trade and other accounts receivable of the Companies, including without limitation those classified as current assets on the Companies' books and records, are bona fide receivables, were acquired in the ordinary course of business and are stated in accordance with GAAP.

         SECTION 2.8 Absence of Changes. Except as and to the extent set forth on Schedule 2.8, since September 30, 1999, none of the Companies have, directly or indirectly:

         (a) made any amendment to its Articles of Incorporation or Bylaws, or changed the character of its business in any material manner;

         (b) suffered any Material Adverse Effect;

         (c) suffered any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the assets, properties or business of the Companies;

         (d) made any change in the authorized capital stock of the Companies or in their outstanding securities or any change in the Seller's or any of the Selling Shareholder's ownership interests in the Companies or any grant of any options, warrants, calls, conversion rights or commitments;

         (e) made any declaration or payment of any dividend or distribution in respect of their capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the Companies;

         (f) caused any increase in the compensation payable or to become payable by the Companies to the Seller or any Selling Shareholder or any of their officers, directors, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice, which bonuses and salary increases are set forth in Schedule 2.8;

         (g) suffered any work interruptions, labor grievances or labor claims filed;

         (h) to the Seller's knowledge, been effected by any proposed law, regulation or event or condition of any character materially and adversely affecting the assets, properties or business of the Companies;

         (i) made or entered into, except for the transactions contemplated by this Agreement, any sale or transfer, or any agreement to sell or transfer, any material assets, properties or rights of the Companies to any person or entity, including, without limitation, the Seller, the Selling Shareholders and their Affiliates;

         (j) entered into or agreed to any cancellation, or agreement to cancel, any indebtedness or other obligation owing to the Companies;

         (k) caused any increase in the indebtedness of the Companies, other than accounts payable incurred in the ordinary course of business, consistent with past practices, or incurred in connection with the transactions contemplated by this Agreement;

         (l) made any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, properties or rights of the Companies or requiring consent of any party to the transfer and assignment of any such assets, properties or rights;

         (m) made any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any assets, properties or rights outside of the ordinary course of the Companies' business;

         (n) made any waiver of any material rights or claims of the Companies;

         (o) caused any material breach, amendment or termination of any Listed Agreement (as defined herein), Permit (as defined herein) or other right to which the Companies are a party or any of their property is subject; or

         (p) entered into or amended any material agreement, commitment or transaction, except in the ordinary course of business or except in connection with the transactions contemplated by this Agreement.

         SECTION 2.9 Litigation. Except as set forth on Schedule 2.9, there are no actions, suits, or other proceedings pending or, to the knowledge of the Seller, threatened against any of the Companies or involving any of the properties or assets of any of the Companies, at law or in equity or before or by any foreign, federal, state, municipal, or other governmental court, department, commission, board, bureau, agency, or other instrumentality or person or any board of arbitration or similar entity. Except as set forth on
Schedule 2.9, no written notice of any claim, action, suit or proceeding, whether pending or threatened, has been received by any of the Companies.

         SECTION 2.10 Tax Matters. The Companies have timely filed all requisite federal, state, local and other tax returns required to be filed on or before the date hereof for all fiscal periods ended on or before the date hereof, and have duly paid in full or made adequate provision in the Companies' Financial Statements for the payment of all Taxes for all periods ending at or prior to the Closing Date. The Companies have duly withheld and paid or remitted all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other person or entity that required withholding under any applicable Law, including, without limitation, any amounts required to be withheld or collected with respect to social security, unemployment compensation, sales or use taxes or workers' compensation. There have not been during the past three years nor are there currently in progress any examinations, audits, proceedings, notices, waivers, asserted deficiencies or disputed valuations or other claims against the Companies relating to Taxes for any period or periods prior to and including September 30, 1999 and no written notice of any claim for Taxes, whether pending or threatened, has been received. The Companies have not granted or been requested to grant any extension of the limitation period applicable to any claim for Taxes or assessments with respect to Taxes. The Companies are not a party to any Tax allocation or sharing agreement and are not otherwise liable or obligated to indemnify any person or entity with respect to any Taxes. The amounts shown as accruals for Taxes on the books and records of the Companies are sufficient for the payment of all Taxes for all fiscal periods ended on or before that date. True and complete copies of (a) any tax examinations or audits, (b) extensions of statutory limitations and (c) the federal, state and local Tax returns of the Companies for the last three fiscal years have been previously provided to the Purchaser. There are no requests for any ruling in respect of any Taxes pending between the Companies and any Governmental Authority. Atlas Concrete, Inc. has been a validly electing S corporation within the meaning of Section 1361 and 1362 of the Internal Revenue Code of 1986, as amended (the "Code") at all times since May 1, 1998 and will be an S corporation up to and including the Closing Date. Beall Trucking, Inc. has been a validly electing S corporation within the meaning of Section 1361 and 1362 of the Code at all times during its existence and will be a S corporation up to and including on the Closing Date. The Companies currently utilize the accrual method of accounting for income tax purposes. Such method of accounting has not changed in the past five years.

         SECTION 2.11 Employee Benefit Plans.
                      ----------------------

         (a) Each of the Companies has delivered to the Purchaser copies of the health, dental, life insurance and vacation plans and all other material employee benefit plans, programs or arrangements providing benefits for employees of each of the Companies (the "Benefit Plans"), and except as set forth on Schedule 2.11, the most recent annual report (Form 5500) filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required). None of the Companies maintain, contribute to or participate in (nor have any of the Companies ever maintained, contributed or participated in) any Benefit Plans intended to be qualified under Section 401(a) of the Code. Except as set forth in Schedule 2.11, each of the Benefit Plans has been administered and maintained in material compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and, if applicable, the Internal Revenue Code of 1986, as amended (the "Code") and all other applicable laws. There are no pending or, to the knowledge of the Seller and each Trust, threatened claims by or on behalf of the Benefit Plans, the United States Department of Labor, the Internal Revenue Service, or by any current or former employee of any of the Companies of such current or former employee alleging a breach of any fiduciary duties or a violation of applicable state or federal law which could result in a material liability on the part of any of the Companies or a Benefit Plan under ERISA or any other law (other than benefit claims and funding obligations in the ordinary course of business). Each Benefit Plan may be terminated by any of the Companies, or if applicable, by an ERISA Affiliate at any time without any liability, cost or expense, other than costs and expenses that are customary in connection with the termination of a Benefit Plan.

         (b) Except as set forth in Schedule 2.11, all accrued contribution obligations of any of the Companies with respect to any Plan have either been fulfilled in their entirety or are fully reflected in the Companies' Financial Statements.

         (c) Except as set forth in Schedule 2.11, no Benefit Plan has incurred or to the knowledge of the Companies, will incur, and none of the Companies nor any ERISA Affiliate has incurred or, to the knowledge of the Companies, will incur, with respect to any Benefit Plan, any liability for excise tax or penalty due to the Internal Revenue Service.

         (d) Except as set forth in Schedule 2.11 none of the Companies nor any ERISA Affiliate has made or extended any promises or retirement or other benefits to employees, except as set forth in the Benefit Plans, and none of the Companies nor any ERISA Affiliate maintains or has established any Benefit Plan that is a "welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment, except as may be required by Part 6 of Subtitle B of Title I of ERISA and
Section 4980B of the Code and similar state Law provisions. Except as set forth in Schedule 2.11, none of the Companies nor any ERISA Affiliate maintains, has established or has ever participated in a multiple employer welfare benefit arrangement as described in Section 3(40)(A) of ERISA.

         (e) There are no investigations or audits of any Benefit Plan by any Governmental Authority currently pending and there have been no such investigations or audits that have been concluded that resulted in any liability to the Companies or any ERISA Affiliate that has not been fully discharged. None of the Companies nor any ERISA Affiliate has participated in any voluntary compliance or closing agreement programs relating to the form or operation of a Benefit Plan.

         (f) Except as set forth in Schedule 2.11, neither the Companies nor any ERISA Affiliate has engaged in any prohibited transaction, within the meaning of
Section 406 of ERISA or Section 4975 of the Code, in connection with any Benefit Plan for which exemption was not available.

         (g) The Companies have no liability, whether actual or contingent, under Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code.

         SECTION 2.12 Employment Matters.
                      ------------------

         (a) Except as disclosed on Schedule 2.12, none of the Companies are a party to any contracts or agreements granting benefits or rights to employees or consultants, or any conciliation agreement with the Department of Labor, the Equal Employment Opportunity Commission or any federal, state or local agency which requires equal employment opportunities or affirmative action in employment.

         (b) Except as set forth in Schedule 2.12, the Companies are not bound by or subject to any agreement with any labor union. Except as set forth in
Schedule 2.12, no employees of the Companies are represented by any labor union or covered by any collective bargaining agreement nor, to the Seller's knowledge, is any campaign to establish such representation in progress nor has there been any campaign to establish such representation within the last three years. There is no pending or, to the Seller's knowledge, threatened labor dispute involving the Companies and any group of their employees nor have the Companies experienced any significant labor interruptions over the past five years.

         (c) Except as disclosed on Schedule 2.12, (i) there are no unfair labor practice complaints pending against any of the Companies or any Subsidiary of either of the Companies before the National Labor Relations Board and no similar claims pending before any similar state, local or foreign agency, (ii) no action, suit, complaint, charge, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of the Companies' employees is pending or, to the Seller's and each Trust's knowledge, threatened against the Companies, (iii) no grievance is pending or, to the Seller's and each Trust's knowledge, threatened against the Companies, (iv) the Companies are not a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices, (v) the Companies are in material compliance with and have complied in all material respects with all applicable Laws, agreements, contracts and policies relating to employment, employment practices, wages, hours and terms and conditions of employment, (vi) the Companies have paid in full to, or accrued in their financial books and records, all employees of the Companies all wages, salaries, commissions, bonuses, benefits and other compensation due to such employees or otherwise arising under any policy, practice, agreement, plan, program, statute or other law, (vii) the Companies are in substantial compliance with their obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988, and all other notification and bargaining obligations arising under any collective bargaining agreement, statute or otherwise.

         (d) Except as set forth in Schedule 2.12, all employees of the Companies have attested to the Companies on U.S. Immigration and Naturalization Service Form I-9 ("Form I-9"), and have provided the Companies documentation required by Form I-9 to corroborate, that they are (i) citizens of the United States or (ii) not citizens of the United States, but, in accordance with the Immigration Reform and Control Act of 1986 ("IRCA") and other applicable Laws are either (A) immigrants authorized to work in the United States or (B) nonimmigrants authorized to work in the United States for the Companies in their specific jobs.

         SECTION 2.13 Patents, Trademarks and Copyrights.
                      -----------------------------------

         (a) Schedule 2.13 sets forth all patents, patent applications, trademarks and service marks, trademark and service mark applications, and copyrights (whether registered or unregistered) (collectively, the "Intellectual Property") required by the Companies in their businesses and operations. The Companies own or license or otherwise have the right to use the items listed on
Schedule 2.13.

         (b) None of the Companies are currently in receipt of any notice of any violation of, and to the knowledge of the Seller, are violating or infringing upon the intellectual property rights of any other person or entity in any Intellectual Property. Except as set forth on Schedule 2.13, to the knowledge of the Seller, no other person or entity is infringing any intellectual property rights of any of the Companies with respect to the Intellectual Property.

         SECTION 2.14 Environmental Matters. Except as set forth on Schedule 2.14, (a) the Companies are in compliance in all material respects with all applicable Environmental Laws, (b) the Companies have obtained and are in compliance with all necessary permits, licenses, authorizations and other approvals necessary to treat, transport, store, dispose of and otherwise handle Hazardous Substances and have reported, to the extent required by all applicable Environmental Laws, all past and present sites owned or operated by any of the Companies where Hazardous Substances have been treated, stored, disposed of or otherwise handled, (c) except in compliance with applicable Environmental Laws, or except as would not reasonably be expected to cause the Companies to incur material liability, there have been no "releases" or threats of "releases" (as defined in any Environmental Laws) caused by the Companies at, from, in, to, under or on any property currently or previously owned or operated by the Companies, (d) there is no on-site or off-site location to which the Companies have transported or disposed of Hazardous Substances or arranged for the transportation or disposal of Hazardous Substances which is known by the Seller to be the subject of any federal, state, local or foreign enforcement action or any other investigation which could lead to any material claim against the Purchaser or the Companies for any clean-up cost, remedial work, damage to natural resources or personal injury, including, but not limited to, any claim under any Environmental Law and (e) the Companies have no material contingent liability in connection with any release or disposal of any Hazardous Substance into the environment caused by the Companies, or to the Seller's knowledge, by any other person. Except as set forth on Schedule 2.14, to the Seller's knowledge, none of the past or present sites owned or operated by the Companies is currently or has ever been designated as a hazardous waste (as defined pursuant to the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, et seq.) treatment, storage and/or disposal facility, nor has any such facility ever applied for a permit, license, authorization or other approval designating it as a hazardous waste treatment, storage and/or disposal facility, under any Environmental Law. The Companies have made available to the Purchaser copies (or, if not available, accurate written summaries) of all environmental investigations, studies, audits, reviews and other analyses which are in the actual possession of the Companies respecting any facility site or other property presently owned or operated by the Companies.

         SECTION 2.15 Insurance. Schedule 2.15 sets forth an accurate list as of September 30, 1999 of (a) all insurance policies carried by the Companies, (b) all insurance loss runs or workmen's compensation claims received for the past two policy years, and (c) the following information with respect to all insurance policies currently carried by the Companies and previously carried by the Companies within the last two years: (i) insurer, (ii) type of policy, (iii) coverage period, and (iv) policy limits and amount of deductible or loss retention. Except as set forth in Schedule 2.15, none of such policies are "claims made" policies. To the knowledge of the Seller the policies described in
Schedule 2.15 for the current policy year are currently in full force and effect. No termination notices with respect to the policies have been received by any of the Companies and none of the Companies have defaulted on the payment of any premiums with respect to the policies. All of the claims listed on
Schedule 2.9 are recoverable under such policies, except to the extent of any applicable deductible or loss retention as set forth on Schedule 2.9 (it being understood and agreed that this sentence applies only to the claims listed on
Schedule 2.9 and no other claims or potential claims).

         SECTION 2.16 Title to Properties; Encumbrances. Schedule 2.16 sets forth an accurate list of all real and personal property included in "Fixed Assets" on the balance sheets included among the Companies' Financial Statements and includes all tangible assets of the Companies with a historical cost in excess of $5,000 (i) owned by the Companies as of September 30, 1999 or (ii) acquired since September 30, 1999.
Schedule 2.16 also sets forth an accurate list of all real and personal property currently leased by the Companies, and includes an accurate list of all leases for significant equipment and for all real property leased by the Companies and descriptions of all real property (as currently owned or leased by the Companies) on which plants, buildings, warehouses, workshops, garages and other structures (collectively, the "Structures") and vehicles used in the operation of the business of the Companies are situated and, for each of those properties, the address thereof, the type and approximate square footage of each Structure located thereon and the use thereof in the business of the Companies. Schedule
2.16 indicates which properties and assets used in the operation of the businesses of the Companies are currently owned by the Seller or the Companies or Affiliates of any of the Companies or the Seller or third parties. Except as specifically identified in Schedule 2.16, all of the tangible assets, plants, Structures, vehicles and other significant machinery and equipment owned or leased by the Companies listed in Schedule 2.16 are in good working order and condition, ordinary wear and tear excepted. Except as set forth on Schedule 2.16, none of the Companies nor the Seller have received any notice nor have any knowledge that any of the real property owned or leased by any of the Companies is or will be affected by any special assessments, condemnation, eminent domain, off-site improvements to be constructed, change in grade of public streets or similar proceedings. There is ingress and egress to and from each of the real properties owned and leased by the Companies of record adequate for the use of such properties as currently operated by the Companies. Except as disclosed in
Schedule 2.16, none of the Companies have made any off-record agreements affecting the ownership, use or occupation of any such properties. Except as set forth on Schedule 2.16, all public utilities, including, without limitation, sewers, water, electric, gas and telephone, required for the operation of each of the real properties owned and leased by the Companies as presently operated are installed and operating, and all installation and connection charges therefor have been paid in full. Except as set forth on Schedule 2.16, each of the Companies has good and indefeasible title to all of the assets reflected in the balance sheets included among the Companies' Financial Statements and acquired since September 30, 1999 other than any assets therein reflected that have been sold or otherwise disposed of in the ordinary course of business since the date thereof free and clear of liens, claims and encumbrances other than (i) liens, mortgages, pledges, security interests or other encumbrances securing indebtedness shown on the Companies' Financial Statements, (ii) liens for current taxes, payments of which are not yet delinquent or that are being contested in good faith by appropriate proceedings, (iii) liens in respect of pledges or deposits under workers' compensation laws or similar legislation, or carriers', warehousemen's, mechanics', laborers' and materialmen's and similar liens, if the obligations secured by such liens are not then delinquent or are being contested in good faith by appropriate proceedings, (iv) liens relating to accounts payable incurred in the ordinary course of business and consistent with past practice, and (v) such imperfections of title which do not materially detract from the value of the assets of any of the Companies (collectively, the "Permitted Liens"). Each of the Companies holds under valid lease agreements all real and personal properties that are subject to the leases to which reference is made on Schedule 2.16 and enjoy peaceful and undisturbed possession of such properties under such leases, other than any personal property as to which such leases have terminated in accordance with their terms or in the ordinary course of business since such date. The leases set forth on Schedule 2.16 are in full force and effect and constitute valid and binding agreements of the Companies and, to the Seller's knowledge, the other parties thereto in accordance with their respective terms, and all amounts currently payable thereunder have been paid. Schedule 2.16 sets forth a list of all title reports and title insurance policies received or owned by the Companies with respect to the real property owned or leased by the Companies. Schedule 2.16 includes a summary description of all outstanding commitments of the Companies involving the opening of new operations, expansion of existing operations or the acquisition of any real property or existing business, to which management of the Companies has devoted any significant effort or expenditure in the two-year period prior to the date of this Agreement. Schedule 2.16 also lists (A) certain assets used in the business owned by Seller which will be separately sold to the Purchaser (or one of the Companies designated by the Purchaser) concurrently with the Closing under the Bill of Sale and (B) certain assets that are currently owned or used by the Companies which will be distributed to the Seller and Selling Shareholders (or one or more Affiliates thereof) prior to the Closing.

         SECTION 2.17 Permits. Seller has provided the Purchaser an accurate list, summary description and/or copies of all licenses, franchises, permits, approvals, certificates, transportation authorities and other authorizations issued by any Governmental Authority held by the Companies that are material to the conduct of their respective business, including, without limitation, permits, licenses and operating authorizations, fuel permits, franchises and certificates, owned or held by the Companies (collectively, the "Permits"). The Permits are valid, and none of the Companies have received any written notice that any Governmental Authority intends to cancel, terminate or not renew any such Permit. Except as set forth on Schedule 2.17, the Permits are all the material permits, licenses, operating authorizations, franchises, approvals, certificates, transportation authorities and other governmental authorizations that are required for the operation of the businesses of the Companies as conducted as of the date hereof in material compliance with all applicable Laws. Except as set forth on Schedule 2.17, the Companies have conducted and are conducting their respective businesses in material compliance with the requirements, standards, criteria and conditions set forth in the Permits, as well as the applicable orders, approvals and variances related thereto, and are not in material violation of any of the foregoing. Except as specifically provided in Schedule 2.17, (i) the transactions contemplated by this Agreement will not result in a material default under, a material breach or violation of, a termination of, or materially and adversely affect the rights and benefits afforded to the Companies by, any Permits and (ii) none of the Permits require notice to, or the consent or approval of, any Governmental Authority to the transactions contemplated by this Agreement or to the use of such Permit by the Companies after the transactions contemplated by this Agreement.

         SECTION 2.18 Inventories. Except as Schedule 2.18 sets forth: (i) all inventories of the Companies which are classified as such on the books and records of the Companies are merchantable and salable or usable in the ordinary course of business of the Companies; and (ii) the Companies do not depend on any single vendor for its inventories the loss of which could have a material adverse effect on the business or financial condition of the Companies.

         SECTION 2.19 Agreements, Contracts and Commitments.
                      -------------------------------------

         (a) Schedule 2.19 (i) sets forth a list of all customers representing 5% or more of the Companies' revenues for the fiscal year ended December 31, 1998 and the interim period ended on September 30, 1999 (the "Material Customers"), and (ii) sets forth an accurate list and briefly describes the following contracts to which the Companies are currently a party or by which either of them or any of their respective properties is bound (the "Listed Agreements"): (A) all customer contracts, other than purchase orders entered into by the Companies in the ordinary course of business, (B) contracts with any labor organizations, (C) leases providing for annual rental payments in excess of $10,000, (D) loan agreements, (E) pledge and security agreements, (F) financing agreements, (G) indemnity or guaranty agreements or obligations, (H) bonds, debentures and indentures, (I) notes, (J) mortgages, (K) joint venture, partnership or cost-sharing agreements, (L) options to purchase real or personal property, (M) agreements relating to the purchase or sale by the Companies of assets or securities outside the ordinary course of business for more than $10,000, (N) agreements, which, by their terms, require the consent of any party thereto to the consummation of the transactions contemplated hereby, (O) voting trust agreements or similar stockholders' agreements, (P) agreements providing for the purchase from a supplier of all or substantially all the requirements of the Companies of a particular product, material or service and (Q) any other contracts, warranties, commitments, understandings, instruments and similar agreements and arrangements which involve aggregate payments in excess of $10,000 that cannot be canceled in 30 days' or less notice without penalty or premium or any continuing obligation or liability. Prior to the date hereof, the Companies have made available to the Purchaser true, complete and correct copies and complete written descriptions of all the Listed Agreements. Except as set forth in Schedule 2.19, since December 31, 1998, (i) none of the Companies have breached any material provision of, or are in default in any material respect under the terms of any Listed Agreement and, to the knowledge of the Seller, no event has occurred and no condition exists which, after notice or lapse of time or both, would constitute such a material default under the terms of any such Listed Agreement by any third party and (ii) no Material Customer has canceled or substantially reduced or, to the knowledge of the Seller and each Trust, is threatening to cancel or substantially reduce its purchases of the Companies' products or services. The Listed Agreements are in full force and effect and constitute valid and binding agreements of the Companies and, to the knowledge of the Seller, the other parties thereto in accordance with their respective terms.

         (b) Except as set forth in Schedule 2.19, the Companies are not a party to any contracts that expressly provide for price redetermination or renegotiation (it being understood and agreed that the foregoing representation and warranty does not apply to purchase orders entered into in the ordinary course of business). Except to the extent set forth in Schedule 2.19, the Companies are not required to provide any bonding or other financial security arrangements in any material amount in connection with any transactions with any of its customers or suppliers.

         (c) Except as set forth in Schedule 2.19, to the knowledge of the Seller, none of the Companies or the Seller, nor any officer, employee, stockholder, director, representative or agent thereof is a party to any contract, arrangement, commitment or understanding among themselves or with any of the Companies' customers for the repurchase of products, sharing of fees, rebating of charges, bribes, kickbacks or other similar arrangements.

         (d) Except as set forth in Schedule 2.19, the Seller has no knowledge of any plan or intention of any other party to any Listed Agreement to exercise any right to cancel or terminate that Listed Agreement, and the Seller has no knowledge of any condition or state of facts which would justify the exercise of such a right.

         SECTION 2.20 Compensation; Employment Agreements. Schedule 2.20 sets forth an accurate schedule of all officers and managerial employees of the Companies with annual salaries of $50,000 or more, listing the rate of compensation (and the portions thereof attributable to salary, bonus, benefits and other compensation, respectively) of each of such persons as of December 31, 1998. The Seller has no knowledge that any of such individuals has any present intention of terminating his or her employment or association with the Company by which he or she is currently employed. Schedule 2.20 sets forth a list of all written employment or consulting agreements. Except as set forth in Schedule 2.20, none of the Companies is a party to any agreement, or has established any plan, policy, practice or program, requiring it to make a payment or provide any other form of compensation or benefit or vesting rights to any officer, director, stockholder, member or employee of such Company or other person performing services for such Company which would not be payable or provided in the absence of this Agreement or the consummation of the transactions contemplated hereby, including any parachute payment under Section 280G of the Code.

         SECTION 2.21 Noncompetition, Confidentiality and Nonsolicitation Agreements; Employee Policies. Schedule 2.21 sets forth all agreements containing covenants not to compete or solicit employees or to maintain the confidentiality of information to which any of the Companies are bound or under which any of the Companies have any rights or obligations.

         SECTION 2.22 Accounts with Banks and Brokerages; Powers of Attorney.
Schedule 2.22 sets forth an accurate schedule, as of the date of this Agreement, of (a) the name of each financial institution or brokerage firm in which any of the Companies have accounts or safe deposit boxes; (b) the names in which the accounts or boxes are held; (c) the type of account and (d) the name of each person authorized to draw thereon or have access thereto. Schedule 2.22 also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from any of the Companies and a description of the terms thereof.

         SECTION 2.23 Absence of Certain Business Practices. None of the Companies nor any of their respective Affiliates has given or offered to give anything of value to any governmental official, political party or candidate for government office that was illegal to give or offer to give nor has it otherwise taken any action which would constitute a violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar Law.

         SECTION 2.24 Competing Lines of Business; Related-Party Transactions. Except as set forth in Schedule 2.24, neither the Seller nor any other Affiliate of the Companies owns, directly or indirectly, any interest in, or is an officer, director, employee or consultant of or otherwise receives remuneration from, any Competitive Business (as defined in Section 7.1(a)(i)), lessor, lessee, customer or supplier of any of the Companies. Except as set forth in
Schedule 2.24, the Seller, nor any officer or director of any of the Companies, has, nor had any interest in any tangible or intangible assets or real or personal property used in or pertaining to the business of the Companies.

         SECTION 2.25 Capital Expenditures. Schedule 2.25 sets forth the total amount of the current, legally binding obligations of each of the Companies with respect to capital expenditures in excess of $25,000.

         SECTION 2.26 Product Warranties. Schedule 2.26 sets forth all the terms and conditions of all express written product or service warranties and guarantees given by any of the Companies. The aggregate amount of losses and expenses incurred by reason of allowances, customer dissatisfaction or liabilities arising under such warranties and guarantees did not exceed an aggregate of approximately $250,000 during the five years ended December 31, 1998, and there has been no material adverse change in that experience since said date.

         SECTION 2.27 Year 2000 Compliance. The Seller represents and warrants that his responses to the Purchaser's Year 2000 Compliance Questionnaire provided to Purchaser's attorneys on December 20, 1999 are true and correct in all material respects.

         SECTION 2.28 Disclosure. To the knowledge of the Seller, none of the representations or warranties of the Seller in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein, in light of the circumstances under which they were made, not misleading.

         SECTION 2.29 Disclaimer of Additional and Implied Warranties. The Seller is making no representations or warranties, express or implied, of any nature whatsoever except as specifically set forth in Article II of this Agreement. Each Selling Shareholder is making no representation or warranties, express or implied, of any nature whatsoever, except for the representations and warranties set forth in Section 2.2(b), Section 2.3 and Section 2.4 (insofar that Section 2.4 relates to the Selling Shareholders).

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser hereby makes the representations and warranties set forth in this Article III to the Seller and each Selling Shareholder.

         SECTION 3.1 Organization and Authority.
                      --------------------------

         (a) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has all requisite corporate power and authority to carry on its business as it is now being conducted, and to own, lease and operate its properties and assets, and to perform all its obligations under the agreements and instruments to which it is a party or by which it is bound. The Purchaser is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the properties and assets owned, leased or operated by it or the nature of the business conducted by it make such qualification necessary, except in such jurisdictions where the failure to be duly qualified or in good standing does not and would not result in a Material Adverse Effect; provided, however, that the representations and warranties contained in this sentence shall be of no force and effect to the extent that such Material Adverse Effect can be eliminated by the Purchaser becoming qualified in such jurisdictions.

         (b) True, correct and complete copies of the Articles of Incorporation and Bylaws of the Purchaser, with all amendments thereto through the date of this Agreement, have been delivered by the Purchaser to the Seller.

         SECTION 3.2 Authority Relative to Agreement. The Purchaser has full corporate power and authority to execute and deliver this Agreement, and no further corporate proceedings on the part of the Purchaser are necessary to consummate the transactions contemplated hereby, which have been duly and validly authorized by the Board of Directors of the Purchaser. This Agreement has been duly and validly executed and delivered by the Purchaser, and this Agreement constitutes the valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles.

         SECTION 3.3 No Violation. Neither the execution, delivery nor performance of this Agreement, in its entirety, nor the consummation of the transactions contemplated hereby, as of the Closing Date, (i) violates any order, writ, judgment, injunction, award, decree, or to the Purchaser's knowledge, law, rule, statute, ordinance or regulation applicable to the Purchaser, (ii) is in conflict with, results in a breach or termination of any provision of, causes the acceleration of the maturity of any debt or obligation pursuant to, constitutes a default (or gives rise to any right of termination, cancellation or acceleration) under, or results in the creation of any security interest, lien, charge or other encumbrance upon any currently owned property of the Purchaser pursuant to, any terms, conditions or provisions of any note, license, instrument, indenture, mortgage, deed of trust or other agreement or understanding or any other restriction of any kind or character, to which the Purchaser is a party or by which any currently owned property of the Purchaser is subject or bound, or (iii) conflicts with or results in any breach of any provision of the Certificate or Articles of Incorporation or Bylaws of the Purchaser.

         SECTION 3.4 Consents and Approvals. No prior consent, approval or authorization of, or declaration, filing or registration with any person, domestic or foreign, is required of or by the Purchaser in connection with the execution, delivery and performance by the Purchaser of this Agreement and the transactions contemplated hereby.

         SECTION 3.5 Investment Intent.
                     -----------------

         (a) The Purchaser is acquiring the Shares for its own account for investment and not with a view toward resale or redistribution in a manner which would require registration under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, and the Purchaser does not presently have any reason to anticipate any change in its circumstances or other particular occasion or event which would cause it to sell the Shares or any part thereof or interest therein. The Purchaser has not offered or sold the Shares or any part thereof or interest therein, and has no present intention of dividing the Shares with others or of reselling or otherwise disposing of the Shares or any part thereof or interest therein either currently or after the passage of a fixed or determinable period of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance.

         (b) The Purchaser acknowledges that (i) its investment in each of the Companies involves a substantial degree of risk and (ii) it understands that the purchase of the Shares is an illiquid investment.

         (c) The Purchaser acknowledges that the Seller has made available, or caused each of the Companies to make available, to Purchaser the opportunity to evaluate the merits and risks associated with ownership of the Shares, including information related to the financial position and results of operations of each of the Companies. Specifically, the Purchaser acknowledges receipt of the Companies Financial Statements and the Purchaser has had access to officers of each of the Companies to make such further inquiry as the Purchaser has deemed appropriate. The Purchaser further acknowledges that there can be no assurance that the results of each of the Companies' operations will be as contained in any of the information provided to the Purchaser. The Purchaser represents that it has made other investments of a similar nature or, by reason of the Purchaser's business and financial experience and of the business and financial experience of those persons it has retained to advise it with respect to its purchase and ownership of the Shares, it is a sophisticated, well-informed investor and has acquired the capacity to protect its own interest in investments of this nature. In reaching the conclusion that it desires to acquire the Shares, the Purchaser has carefully evaluated its financial resources and investment position, and the risks associated with this investment and acknowledges that it is able to bear the economic risks of this investment.

         SECTION 3.6 The Purchaser Common Stock. The shares of the Purchaser Common Stock to be issued to the Seller and each Selling Shareholder pursuant to this Agreement are duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable. The issuance of the Purchaser Common Stock pursuant to this Agreement will transfer to the Seller and each Selling Shareholder valid title to such shares of the Purchaser Common Stock, free and clear of all liens, claims, pledges, security interests or other encumbrances, except for any liens, claims, pledges, security interests or other encumbrances created by the Seller or any Selling Shareholder.

         SECTION 3.7 Commission Filings; Financial Statements.
                     ----------------------------------------

         (a) Since May 21, 1999, the Purchaser has filed all reports, registration statements and other filings, together with any amendments required to be made with respect thereto, that it has been required to file with the SEC under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All reports, registration statements and other filings filed by the Purchaser with the SEC since May 21, 1999 through the date of this Agreement, together with any amendments thereto, are listed on Schedule 3.7 and are sometimes collectively referred to as the "Purchaser Commission Filings". The Purchaser has heretofore delivered to the Seller and each Selling Shareholder copies of the Purchaser Commission Filings. As of the respective dates of their filing with the SEC, the Purchaser Commission Filings complied, and any reports, registration statements and other filings filed by the Purchaser with the SEC after the date of this Agreement through the Closing Date will comply, in all material respects with the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and did not, or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         (b) All material contracts of the Purchaser and the Purchaser's Subsidiaries have been included in the Purchaser Commission Filings, except for those contracts not required to be filed pursuant to the rules and regulations of the SEC and those contracts entered into in connection with the transactions contemplated hereby.

         (c) Each of the consolidated financial statements (including any related notes or schedules) included in the Purchaser Commission Filings was prepared in accordance with GAAP applied on a consistent basis (except as may be noted therein or in the notes or schedules thereto), and fairly presents in all material respects the consolidated financial position of the Purchaser and the Purchaser's Subsidiaries as of the dates thereof and the results of operations, cash flows and changes in shareholders' equity for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments on a basis comparable with past periods). None of Purchaser's Subsidiaries is subject to the information reporting requirements of
Section 13 of the Exchange Act.

         SECTION 3.8 Financing. The Purchaser has sufficient capital resources to enable Purchaser to pay the Purchase Price in accordance with Section 1.2 and to effect the other transactions contemplated by this Agreement at the Closing Date.

         SECTION 3.9 Disclosure. To the knowledge of the Purchaser, none of the representations or warranties of the Purchaser to the Seller and each Selling Shareholder in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein, in light of the circumstances under which they were made, not misleading.

         SECTION 3.10 Disclaimer of Additional and Implied Warranties. The Purchaser is making no representations or warranties, express or implied, of any nature whatsoever except as specifically set forth in Article III of this Agreement.

                                   ARTICLE IV

           FEDERAL SECURITIES ACT AND CONTRACTUAL RESTRICTIONS ON THE
                            PURCHASER'S COMMON STOCK

         SECTION 4.1 Compliance with Law. The Seller and the Selling Shareholders acknowledge the shares of Purchaser Common Stock issued in accordance with the terms of this Agreement (the "Restricted Shares") will not be registered under the Securities Act and therefore may not be resold without compliance with the Securities Act. The Restricted Shares will be acquired by the Seller and the Selling Shareholders solely for their own account, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of them in connection with a distribution requiring registration under the Securities Act. Seller and each Selling Shareholder covenants, warrants and represents that none of the Restricted Shares held by the Seller and each Selling Shareholder will be, directly or indirectly, offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the Securities Act and the rules and regulations of the SEC. Certificates representing the Restricted Shares shall bear the following legend:

         The shares represented by this certificate were not issued in a transaction registered under the Securities Act of 1933, as amended ("Securities Act"), or any applicable state securities laws. The shares represented hereby have been acquired for investment and may not be sold or transferred unless such sale or transfer is covered by an effective registration statement under the Securities Act and applicable state securities laws or, in the opinion of counsel to the issuer, is exempt from the registration requirements of the Securities Act and such laws.

         SECTION 4.2 Economic Risk; Sophistication; Accredited Investors. Seller and each Sharing Shareholder is able to bear the economic risk of an investment in the Restricted Shares and can afford to sustain a total loss of such investment. Seller and each Selling Shareholder has such knowledge and experience in financial and business matters that he or it is capable of evaluating the merits and risks of the proposed investment and therefore has the capacity to protect his or its own interests in connection with the acquisition of the Restricted Shares pursuant hereto. Seller and each Selling Shareholder represent to the Purchaser that he, she or it is an "accredited investor," as that term is defined in Regulation D under the Securities Act. Seller, each Selling Shareholder or their representatives have had an adequate opportunity to ask questions of, and receive answers from the appropriate officers and representatives of the Purchaser concerning, among other matters, the Purchaser, its management, business, operations and financial condition, its plans for the operation of its business and potential additional acquisitions, and to obtain any additional information requested by the Seller or such Selling Shareholder or their representatives concerning such matters.

         SECTION 4.3 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the resale of the Purchaser Common Stock to the public without registration, for a period of two years after the Closing, the Purchaser agrees to use its commercially reasonable efforts to:

         (a) make and keep public information (as such terms are defined in Rule 144 promulgated under the Securities Act or any successor thereto ("Rule 144")) regarding the Purchaser available;

         (b) file with the SEC in a timely manner all reports and other documents required of the Purchaser under the Securities Act and the Securities Exchange Act of 1934, as amended, (the "Exchange Act"); and

         (c) furnish to the Seller or a Selling Shareholder upon written request a written statement by the Purchaser as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Purchaser, and such other reports and documents so filed as the Seller or such Selling Shareholder may reasonably request in availing himself or itself of any rule or regulation of the SEC allowing the Seller or such Selling Shareholder to sell any such shares without registration.

         SECTION 4.4 Lockup Period. The Seller and each Selling Shareholder severally, and not jointly, with respect to the Restricted Shares owned by him or it covenant, warrant and represent that during the two-year period commencing on the Closing Date (the "Lockup Period") (i) none of the Restricted Shares will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of, directly or indirectly, during the one-year period commencing on the Closing Date; (ii) following the one-year period described in clause (i) and for the remainder of the Lockup Period, the Seller and each Selling Shareholder shall be entitled to sell 23% of the Restricted Shares in accordance with Rule 144 (it being understood and agreed that the number of Restricted Shares that may be sold under this clause (ii) may be apportioned among any one or more of the Seller and the Selling Shareholders as mutually agreed by the Seller and the Selling Shareholders); (iii) after the Lockup Period, the Restricted Shares may be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of directly or indirectly, only after full compliance with all of the applicable provisions of the Securities Act and the rules and regulations of the SEC; (iv) during the one-year period commencing on the Closing Date, the Seller and each Selling Shareholder shall not engage in put, call, short-sale, hedge, straddle, collar or similar transactions with respect to any of the Restricted Shares intended to reduce his, her or its risk of owning such Restricted Shares; and (v) following the one-year period described in clause (iv) and for the remainder of the Lockup Period, the Seller or the Selling Shareholders shall not engage in put, call, short-sale, hedge, straddle, collar or similar transactions with respect to more than 50% of the Restricted Shares intended to reduce his, her or its risk of owning such Restricted Shares (it being understood and agreed that the number of Restricted Shares referenced in this clause (v) may be apportioned among any one or more of the Seller and the Selling Shareholders as mutually agreed by the Seller and the Selling Shareholders). Certificates representing the Restricted Shares shall bear the following legend, which shall reflect the Lockup Period, in addition to the legend under Section 4.1:

         The shares represented by this certificate are subject to a contractual restriction on transfer that expires on February ___, 2002 and may not be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except as permitted by such contractual restriction without the prior written consent of U.S. Concrete, Inc.

         SECTION 4.5 Prospectus Delivery. Seller and each Selling Shareholder represent and acknowledge that he, she or it has been provided with the most current prospectus of the Purchaser, dated May 21, 1999, for informational purposes only (the Purchaser not having yet been required to file an annual report on Form 10-K) on November 1, 1999.

                                   ARTICLE V
                                   COVENANTS

         SECTION 5.1 Affirmative Covenants of the Companies. For so long as this Agreement is in effect, the Seller shall (without the Seller, any Selling Shareholder or any of the Companies having any obligation to incur any expense outside the ordinary course of business), from the date of this Agreement to the Closing, except as specifically contemplated by this Agreement or as otherwise agreed to by the Purchaser, cause each of the Companies to:

         (a) use reasonable efforts to preserve their business organization intact and to conduct their affairs only in the ordinary course of business;

         (b) use reasonable efforts to preserve their existing business relationships with their customers and others having business relationships with them and to maintain the goodwill enjoyed by them with such persons;

         (c) continue to pay all vendors and suppliers on a timely basis;

         (d) use reasonable efforts to keep available the services of their key employees;

         (e) comply with all material contractual obligations applicable to it;

         (f) comply in all material respects with all laws, statutes and regulations applicable to it and the conduct of its business, including the timely payment of all taxes (except for those being contested in good faith);

         (g) maintain all of its assets in good repair, order and condition, reasonable wear and tear excepted, and maintain its insurance coverages in effect before the date hereof or obtain comparable insurance coverages from reputable insurers which, in respect to amounts, types and risks insured, are consistent with its coverages in effect before the date hereof;

         (h) promptly notify the Purchaser upon obtaining knowledge of any default, event of default or condition which with the passage of time or giving of notice would constitute a default or event of default under any of the Companies' contractual obligations;

         (i) promptly notify the Purchaser upon obtaining knowledge of any material pending or threatened litigation against any of the Companies;

         (j) maintain and preserve intact its corporate existence, business organization, assets, licenses, permits, authorizations and business opportunities;

         (k) maintain good accounting practices;

         (l) promptly notify the Purchaser upon the Seller's obtaining knowledge
(i) of any condition or event which constitutes a material breach of any of the covenants or agreements set forth in this Agreement, specifying the nature and period of existence of any such condition or event and what action any of the Companies have taken, is taking or proposes to take with respect thereto or (ii) of any condition or event which, in the opinion of the Seller, could have a Material Adverse Effect; and

         (m) notify the Purchaser of the declaration or payment of any cash dividend or distribution in respect of the capital stock of any of the Companies by the delivery of an updated Schedule 2.8 as of the Closing Date.

         SECTION 5.2 Negative Covenants of the Companies. For so long as this Agreement is in effect, the Seller shall, from the date of this Agreement to the Closing, except as specifically contemplated by this Agreement, as disclosed in the Schedules to this Agreement or as otherwise agreed to by the Purchaser, cause each of the Companies not to:

         (a) sell or otherwise dispose of tangible or intangible assets or real or personal property except in the ordinary course of business;

         (b) make any amendments to its Articles or Certificate of Incorporation or Bylaws;

         (c) make any capital expenditures not in the ordinary course of business;

         (d) enter into any contract or transaction with any Affiliate of the Companies except for (i) contracts and transactions entered into in the ordinary course of business whereby the monetary or business consideration arising from such contract or transaction would be substantially as advantageous to the Companies as the monetary and business consideration which it would obtain in a comparable arm's length transaction and (ii) the Transaction Documents to which the Companies are a party and other contracts entered into pursuant to this Agreement;

         (e) except for the transaction bonus set forth on Schedule 2.20 (which shall be included among the Companies' current liabilities for purposes of calculating the Working Capital Adjustment), change any compensation or rate of compensation payable to any officer, director or key employee, other than in the ordinary course of business;

         (f) contract to create any mortgage, pledge, lien, security interest or encumbrance, restriction, or charge of any kind on its assets (other than liens existing as of the date hereof, or liens created in the ordinary course of business);

         (g) materially change the terms of any agreement with a customer or supplier or materially discount any accounts receivable from any customer;

         (h) incur any indebtedness for borrowed money not in the ordinary course of business;

         (i) issue any equity security or redeem, purchase or otherwise acquire any of the capital stock of the Companies; or

         (j) enter into any transactions not in the ordinary course of business.

         SECTION 5.3 Covenant of the Companies Regarding Companies' Trading Securities. The Seller shall cause the Companies to liquidate the Companies' trading securities on or before January 31, 2000, and the tax liability resulting from such liquidation shall be included among the current liabilities of the Companies for purposes of calculating Closing Net Working Capital and the Working Capital Adjustment.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

         SECTION 6.1 Certain Tax Matters.
                     -------------------

         (a) "Excess Federal Tax" means (i) the federal tax incurred by the Seller and the Selling Shareholders on the sale of the Shares of the S Corporations attributable to the making of the Section 338(h)(10) Election that exceeds (ii) the federal tax that would have been incurred by the Seller and the Selling Shareholders on the sale of the Shares of the S Corporations if the
Section 338(h)(10) Election had not been made. The Purchaser will pay 80% of the Excess Federal Tax and State Taxes (as defined below) and the Seller and the Selling Shareholders will pay the remaining 20% of the Excess Federal Tax and State Taxes (as defined below). The Purchaser will indemnify the Seller and each Selling Shareholder, and the Seller will indemnify the Purchaser, against any adverse consequences arising out of any failure to pay their respective shares of the Excess Federal Tax and State Taxes. Notwithstanding anything to the contrary herein, the maximum amount of Excess Federal Tax and State Taxes that the Purchaser shall be obligated to pay pursuant to this Section 6.1(a) is $360,000, and any Excess Federal Tax and State Taxes that the Purchaser is not obligated to pay under this Section 6.1(a) shall be paid by the Seller or Selling Shareholders, as appropriate. "State Taxes" means any state, local or foreign tax attributable to such an election under state, local or foreign law similar to the election available under Section 338(g) of the Code (or which results from the making of an election under Section 338(g) of the Code) with respect to the purchase and sale of the stock of each of the S Corporations hereunder, including, but not limited to, (i) any tax imposed under Section 1374 of the Code; (ii) any tax imposed under Reg. ss.1.338(h)(10) - 1T(d)(2); or
(iii) any state, local or foreign tax imposed on each of the Companies' gain on the deemed asset sale.

         (b) Prior to the Closing Date, neither of the S Corporations, the Seller nor any Selling Shareholder will revoke the S Corporations' election to be taxed as S corporations within the meaning of Sections 1361 and 1362 of the Code. Prior to the Closing Date, neither of the S Corporations, the Seller nor any of the Selling Shareholders will take or allow any action that would result in the termination of either of the S Corporation's status as validly electing S corporations within the meaning of Sections 1361 and 1362 of the Code.

         (c) The Seller and each Selling Shareholder shall prepare or cause to be prepared and file or cause to be filed all tax returns for each of the Companies for all periods ending on or prior to the Closing Date which are filed after the Closing Date. The Seller and each of the Selling Shareholders shall permit the Purchaser to review and comment on each such tax return described in the preceding sentence prior to filing. With respect to those of the Companies that are S corporations to the extent permitted by applicable law, the Seller and each Selling Shareholder shall include any income, gain, loss, deduction or other tax items for such periods on their tax returns in a manner consistent with the Schedule K-1s prepared by the Seller and each Selling Shareholder for such periods. To the extent the Purchaser is obligated to make any tax payments pursuant to Section 6.1(a) hereof, the Purchaser shall pay to the Seller and the Selling Shareholders, as appropriate, the respective amount of each such tax payment no later than five (5) days prior to the original due date for the filing of any tax return with respect to which the Purchaser has such payment obligations.

         (d) The Purchaser, the Seller and each Selling Shareholder shall cooperate fully (and the Purchaser shall cause the Companies to cooperate fully), as and to the extent reasonably requested by the other party, in connection with the filing of tax returns pursuant to this Section 6.1 and any audit, litigation or other proceeding with respect to taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Seller, each Selling Shareholder and the Purchaser agree, (and the Purchaser agrees to cause the Companies) (i) to retain all books and records with respect to tax matters pertinent to the Companies relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Purchaser or the Seller any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Seller, each Selling Shareholder or the Purchaser shall allow (and the Purchaser shall cause the Companies to allow), as the case may be, the other party to take possession of such books and records. The Purchaser, the Seller and each Selling Shareholder further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other person or entity as may be necessary to mitigate, reduce or eliminate any tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

         (e) Subject to Section 6.1(a) hereof, all transfer, documentary, sales, use, stamp, registration and such other taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any corporate-level gains tax triggered by the sale of the stock of either of the Companies), shall be paid by the Purchaser when due, and the Purchaser or each of the Companies will, at its own expense, file all necessary tax returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other taxes and fees, and, if required by applicable law, the Seller and each Selling Shareholder will join in the execution of any such tax returns and other documentation.

         SECTION 6.2 Repayment of Related Party Indebtedness. Immediately before the Closing, (a) the Seller and the Selling Shareholders shall repay to the Companies all amounts outstanding as advances to or receivables from the Seller or the Selling Shareholders, each of which advances or receivables is specifically reflected in Schedule 6.2, and (b) the Companies shall repay all amounts outstanding under loans to the Companies from the Seller and the Selling Shareholders, each of which loans to the Companies is specifically reflected in
Schedule 6.2.

         SECTION 6.3 Stock Options. The Purchaser shall grant nonqualified options to purchase an aggregate of 60,000 shares of Purchaser Common Stock as of the Closing Date under the Purchaser's 1999 Incentive Plan (the "Incentive Plan") to certain key employees of the Companies, other than the Seller, at an exercise price equal to the closing price of the Purchaser Common Stock on the Nasdaq National Market as of the Closing Date. The Seller recommends that such options be allocated as set forth on Schedule 6.3 (it being understood and agreed that such allocation is subject to approval of the Purchaser's board of directors or a committee thereof). Seller shall provide the social security number and home address of each individual listed on Schedule 6.3 to the Purchaser at or prior to Closing. Such options shall vest in equal annual increments for four years, commencing on the first anniversary of the Closing Date. The Purchaser hereby represents and warrants that the offering of the shares of Purchaser Common Stock that may be acquired upon exercise of such options under the Incentive Plan has been registered under the Securities Act on Form S-8.

         SECTION 6.4 Access To, and Information Concerning, Properties and
                     -----------------------------------------------------
Records.
--------

         (a) During the pendency of the transactions contemplated hereby, the Seller shall cause each of the Companies, to the extent not prohibited by law or contract, to give to the Purchaser, its legal counsel, accountants and other representatives full access, upon reasonable request and at reasonable times, throughout the period prior to the Closing, to all of each of the Companies' properties, books, contracts, commitments and records, permit the Purchaser and such representatives to make such inspections (including, without limitation, with regard to currently owned properties and certain properties leased by any of the Companies (collectively, the "Real Property"), physical inspection of the surface and subsurface thereof) as they may reasonably require and furnish to the Purchaser and such representatives during such period all such information concerning each of the Companies and their affairs as Purchaser may reasonably request.

         (b) Notwithstanding any other provision of this Agreement to the contrary, after the date hereof neither the Purchaser nor any of its respective agents or representatives shall perform any investigation or study of the Real Property which may involve the intrusive or destructive sampling or analysis or chemical testing of any portion of such property or its improvements, including without limitation, of any soil, water or groundwater on, under or about such Real Property ("Phase II Investigation"), without first (a) submitting to each of the Companies and the Seller a detailed description of (i) the work to be performed as part of the Phase II Investigation after the date hereof, (ii) the persons to undertake such Phase II Investigation, and (iii) the types and amounts of insurance coverage maintained by such persons, and (b) obtaining the prior written consent of the Seller as to such matters, which shall not be unreasonably withheld. The Seller may grant such consent subject to such terms, conditions or restrictions as the Seller may reasonably require. In all events, the Seller or its representatives shall have the right, but not the obligation, to observe any and all activities associated with performance of any agreed Phase II Investigation, and may obtain half of any samples which the Purchaser or its representatives may collect during the Phase II Investigation. In the event the Purchaser or its representatives conduct a Phase II Investigation after the date hereof, the Purchaser shall cause, at its expense, (x) any investigation-derived waste generated or created in connection with performance of the Phase II Investigation (including without limitation, drill cuttings, purged or developed water, or sample remnants) to be removed from the property,
(y) any wells installed during the Phase II Investigation to be plugged and abandoned, and (z) the restoration of the property to substantially the same physical condition which existed before commencement of the Phase II Investigation, all within seven days after completion of the field activities related to the Phase II Investigation, and in compliance with applicable laws and regulations. The Purchaser shall be responsible for executing on its own behalf any and all manifests, shipping documents, plugging and abandoning reports and similar documents in connection with its obligations under this subsection. The Purchaser agrees to indemnify and hold each of the Companies, the Seller, each Selling Shareholder and each of their Affiliates harmless from and against any and all claims, liabilities, damages and causes of action arising out of, and to the extent attributable to, the

Purchaser's inspections of the Real Property, including, without limitation, any Phase II Investigation. All test results associated with any such physical or environmental inspection shall be held in strictest confidence by the Purchaser and shall not be disclosed to any third party.

         (c) All information disclosed by any of the parties hereto (the "Disclosing Party") to another party hereto (the "Recipient") shall be held strictly confidential by the Recipient and its representatives, shall be used solely for purposes of evaluating the transactions contemplated hereby, and shall not be disclosed to any third party. In the event this Agreement is terminated pursuant to the provisions of Article IX, upon the written request of the Disclosing Party, the Recipient agrees to return to the Disclosing Party all copies of such confidential information, together with all extracts or other reproductions thereof in the possession of the Recipient or its representatives. It is understood that confidential information shall not include the following:

         (i) information that is or becomes generally available to the public other than as a result of a disclosure by the Recipient , its representatives or its agents;

         (ii) information that was in the possession of the Recipient or its representatives prior to disclosure by the Recipient, its representatives or its agents; or

         (iii) information that becomes available to the Recipient or its representatives on a non-confidential basis from a source other than the Disclosing Party, its representatives or agents.

         SECTION 6.5 Good Faith Efforts to Consummate Transactions. Subject to the terms and conditions of this Agreement, the Purchaser and the Seller agree to use reasonable good faith efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under this Agreement and applicable laws and regulations, to consummate and make effective, as soon as practicable after the date hereof, the transactions contemplated by this Agreement, including, without limitation, securing all third-party or regulatory approvals necessary to consummate the transactions provided herein and to satisfy the other conditions to Closing contained herein as soon as reasonably practicable. Each party agrees to make copies of its respective regulatory filings and related correspondence to regulatory agencies available to the other party.

         SECTION 6.6 Exclusivity. The Seller will not, and the Seller will cause each of the Companies not to (i) directly or indirectly, solicit or initiate any proposals or offers from any person relating to any acquisition or purchase of assets outside the ordinary course of business of, or any securities of, or any merger, consolidation or business combination with, any of the Companies, or
(ii) participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, any effort or attempt by any other person to do or seek any of the foregoing.

         SECTION 6.7 Release From Indemnity Agreements. The Purchaser shall use its commercially reasonable efforts to have the Seller and the applicable Selling Shareholders released from all of their respective obligations under the indemnity agreement identified in Schedule 6.7 within 90 days after the Closing Date. The Purchaser hereby agrees to indemnify and defend the Seller and the applicable Selling Shareholders and hold the Seller and the applicable Selling Shareholders harmless for any amounts that the Seller or the applicable Selling Shareholders are required to pay in connection with the enforcement of any obligations under such indemnity agreement after the Closing, including without limitation any reasonable attorneys' fees and expenses incurred in connection therewith.

         SECTION 6.8 Distribution or Transfer of Certain Assets. Notwithstanding anything to the contrary stated in this Agreement, the Purchaser and the Seller acknowledge and agree that the Companies, the Seller, the Selling Shareholders and each of their Affiliates shall be permitted to take all action necessary to distribute or otherwise transfer to the Seller or any Selling Shareholder or an Affiliate of the Seller or any Selling Shareholder all right, title and interest of the Companies in and to the assets of the Companies set forth on Schedule 2.16, under the subheading "Assets Withheld."

         SECTION 6.9 Benefit Plans. Effective no later than 30 days after the Closing, the Purchaser shall cause the Companies to terminate the Benefit Plans referenced on Schedule 2.11. Effective as of the date such Benefit Plans are terminated, the Purchaser shall establish a health plan for the Companies which is substantially similar to such Plans referenced on Schedule 2.11 and shall grant credit thereunder for prior service with the Companies.

                                  ARTICLE VII

                            NONCOMPETITION COVENANTS

         SECTION 7.1 Prohibited Activities.
                     ----------------------

         (a) For no additional consideration, Seller and each Selling Shareholder will not for the five years following the Closing Date (and, in the case of the Seller, if longer, one year following the termination of Seller's consulting services with the Companies or their Affiliates) (with the applicable period being herein referred to as the "Noncompete Term"), directly or indirectly, for himself, herself or itself or on behalf of or in conjunction with any other person, company, partnership, corporation or business or other entity of whatever nature:

                  (i) engage, as an officer, director, shareholder, owner, investor, partner, joint venturer, or in a managerial or advisory capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, dealer or distributor, in any business conducted by the Companies on the Closing Date, including, without limitation, any business that involves the production and sale of ready-mixed concrete (including truck-mixed concrete) and other cement mixtures and pre-cast concrete products (a "Competitive Business") within any Territory surrounding any plant or other operating facility from which any of the Companies was engaged in business on the date immediately prior to the Closing Date (for purposes of this Article VII, the "Territory" surrounding any such plant or other operating facility will be: (A) the city, town or village in which such plant or facility is located, (B) the county in which such plant or facility is located, (C) the counties contiguous to the county in which such plant or facility is located, (D) the area located within 100 miles of such plant or facility, and (E) the area in which such plant or facility regularly provides products or services at the locations of its customers.

                  (ii) call upon or otherwise solicit any person, who is, at that time, an employee or consultant of the Purchaser or the Companies, for the purpose or with the intent or effect of enticing such employee or consultant away from or out of the employ or contract with the Purchaser or the Companies;

                  (iii) call upon or otherwise solicit any person or entity which is, at that time, or which has been, within two years prior to that time, a customer of the Companies or the Purchaser within the Territory for the purpose of soliciting or selling services or products in a Competitive Business within the Territory; or

                  (iv) call upon or otherwise solicit any entity engaged in a Competitive Business which the Companies or the Purchaser has called on in connection with the possible acquisition by either of them of such entity or of which either of them has made an acquisition analysis, with the knowledge of that entity's status as an acquisition candidate of the Purchaser, for the purpose of acquiring that entity or arranging the acquisition of that entity by any person or entity other than the Purchaser.

         (b) Notwithstanding the above, Section 7.1(a) shall not be deemed to prohibit the Seller or any Selling Shareholder from any of the following:

                  (i) acquiring, as a passive investor with no involvement in the operations of the business, not more than two and one-half percent of the capital stock of a Competitive Business whose stock is publicly traded on a national securities exchange, the Nasdaq National Market or over-the-counter; or

                  (ii) engaging in a business that is not a Competitive Business or selling products or services to, purchasing products or services from or otherwise doing business with a Competitive Business.

         (c) Notwithstanding the above, Section 7.1(a) shall not be deemed to prohibit Robert S. Beall from continuing the ownership and activities as permitted by Section 7.1(b)(iii) and (iv) of the Texas Agreement (as defined below).

         SECTION 7.2 Equitable Relief. Because of the difficulty of measuring economic losses to the Purchaser or the Companies as a result of a breach of the covenant described in Section 7.1(a) of this Article, because a breach of such covenants would diminish the value of the assets, properties and business of the Companies being sold pursuant to this Agreement, and because of the immediate and irreparable damage that could be caused to the Purchaser and the Companies for which it would have no other adequate remedy, Seller and each Selling Shareholder agree that the foregoing covenant may be enforced against such persons by injunctions, restraining orders and other equitable actions.

         SECTION 7.3 Reasonable Restraint. It is agreed by the parties hereto that the foregoing covenants in this Article VII are necessary in terms of time, activity and territory to protect the Purchaser's and the Companies' interest in the assets, properties and business being acquired pursuant to the terms of this Agreement and imposes a reasonable restraint on the Seller and the Selling Shareholders in light of the activities and businesses of the Purchaser on the date of the execution of this Agreement and the current plans of the Purchaser.

         SECTION 7.4 Severability; Reformation. The covenants in this Article VII are severable and separate, and the unenforceability of any specific covenant shall not affect the continuing validity and enforceability of any other covenant. In the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth in this Article VII are unreasonable and therefore unenforceable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable and this Agreement shall thereby be reformed.

         SECTION 7.5 Material and Independent Covenant. The Seller and the Selling Shareholders acknowledge that their agreements and the covenants set forth in this Article VII are material conditions to the Purchaser's agreements to execute and deliver this Agreement and to consummate the transactions contemplated hereby and that the Purchaser would not have entered into this Agreement without such covenants. All of the covenants in this Article VII shall be construed as an agreement independent of any other provision in this Agreement. The existence of any claim or cause of action by the Seller or any Selling Shareholder against the Purchaser, whether predicated on this Agreement or otherwise, will not constitute a defense to the enforcement by the Purchaser of any of the covenants of this Article VII. It is specifically agreed that the time period Section 7.1 specifies will be computed in the case of the Seller and each Selling Shareholder by excluding from that computation any time during which the Seller or that Selling Shareholder is in violation of any provision of
Section 7.1. The covenants this Article VII contains will not be affected by any breach of any other provision hereof by any party hereto.

                                  ARTICLE VIII
                              CONDITIONS TO CLOSING

         SECTION 8.1 Conditions to Each Party's Obligations Under this Agreement. The respective obligations of (i) the Purchaser to purchase and pay for the Shares and (ii) the Seller and each Selling Shareholder to sell their respective Shares, at the Closing are subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

         (a) the receipt of regulatory approvals required by applicable law for the consummation of the transactions contemplated by this Agreement and the expiration or termination of any applicable waiting period with respect thereto; and

         (b) there shall not have been instituted, pending or threatened any action or proceeding by any Governmental Authority before any Governmental Authority or court of competent jurisdiction, nor shall there be in effect any judgment, decree order, or injunction of any Governmental Authority or court of competent jurisdiction, or any other legal restraint preventing or seeking to prevent consummation of the transactions contemplated by this Agreement.

         SECTION 8.2 Conditions to the Obligations of the Purchaser Under this Agreement. The obligations of the Purchaser to purchase and pay for the Shares at the Closing are subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

         (a) all representations and warranties of the Seller and each Selling Shareholder shall be true and correct as of the date hereof (subject to the Seller's and each Selling Shareholder's right to cure any inaccuracy or breach of any representation or warranty set forth herein) and at and as of the Closing (provided that the text of any representation or warranty that refers to a specific date (including the date of this Agreement) shall be deemed to continue to refer to such date), with the same force and effect as though made on and as of the Closing, except when any failure of a representation or warranty to be true and correct would not result in a Material Adverse Effect;

         (b) the Seller and each Selling Shareholder shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed or complied with by them prior to the Closing Date, except when any failure to so perform or comply would not result in a Material Adverse Effect;

         (c) all consents, approvals and waivers from third parties and governmental authorities required to be obtained to consummate the transactions contemplated by this Agreement shall have been obtained, except to the extent that failure to obtain such consents, approvals and waivers would not result in a Material Adverse Effect;

         (d) the Purchaser in the course of its due diligence investigation of the Companies shall have discovered no condition or event which would result in a Material Adverse Effect; provided, however, that the foregoing shall be a condition to the Purchaser's obligations to purchase and pay for the Shares, if, and only if, the Seller receives from the Purchaser written notice not later than January 31, 2000 that Purchaser has discovered such a condition or event; provided further, that for purposes of determining whether such a condition or event exists, neither any environmental matter nor any financial matter shall be deemed to constitute a condition or event which would result in a Material Adverse Effect; and, provided further, that for purposes of determining whether such a condition or event exists, any matter disclosed in this Agreement or in the Schedules to this Agreement shall be deemed to not constitute a condition or event which would result in a Material Adverse Effect;

         (e) the Seller and the Companies (or such one or more of them as is mutually agreed by the Purchaser and the Seller) shall have entered into the Consulting Agreement;

         (f) the Seller and the Company mutually agreed by the Purchaser and the Seller shall have entered into a Lease Agreement with respect to each business facility of the Companies listed on Schedule 2.16, Item Nos. 1, 2 and 4 under the subheading Real Estate Leases;

         (g) the receipt at Closing by the Purchaser of a satisfactory legal opinion from counsel to the Seller and the Selling Shareholders;

         (h) the Purchaser shall have received the duly endorsed certificate(s) or other assignment documents representing the Shares contemplated by Section 1.4; and

         (i) the transactions contemplated by that certain Stock Purchase Agreement dated as of January 20, 2000 between Purchaser, Robert S. Beall and certain trusts (the "Texas Agreement") shall have been consummated prior to or concurrent with the Closing.

         SECTION 8.3 Conditions to the Obligations of the Seller and each Selling Shareholder Under this Agreement. The obligations of the Seller and each Selling Shareholder to sell their respective Shares at the Closing are subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

         (a) all representations and warranties of the Purchaser contained herein shall be true and correct as of the date hereof (subject to the Purchaser's right to cure any inaccuracy or breach of any representation or warranty set forth herein) and at and as of the Closing, with the same force and effect as though made on and as of the Closing, except when any failure of a representation or warranty to be true and correct would not result in a Material Adverse Effect;

         (b) the Purchaser shall have performed all obligations and agreements and complied with all covenants contained in this Agreement to be performed or complied with by it prior to the Closing Date, except when any failure to so perform or comply would not result in a Material Adverse Effect;

         (c) all consents, approvals and waivers from third parties and governmental authorities required to be obtained to consummate the transactions contemplated by this Agreement shall have been obtained, except to the extent that failure to obtain such consents, approvals and waivers would not result in a Material Adverse Effect;

         (d) the transactions contemplated by that certain Stock Purchase Agreement dated as of January 20, 2000 entered into among Purchaser, Robert S. Beall and certain trusts shall have been consummated prior to or concurrent with the Closing;

         (e) the Seller, each Selling Shareholder, and their Affiliates (other than the Companies) shall have been unconditionally released from all obligations under any guaranty, security agreement or other instrument that secures any indebtedness of any of the Companies or any of the Companies' Affiliates;

         (f) the Seller and the Companies (or such one or more of them as is mutually agreed by the Purchaser and the Seller) shall have entered into the Consulting Agreement;

         (g) the Seller and the Company mutually agreed by the Purchaser and the Seller shall have entered into a Lease Agreement with respect to each business facility of the Companies listed on Schedule 2.16, Item Nos. 1, 2 and 4 under the subheading Real Property Leases;

         (h) the receipt at Closing by the Seller and the Selling Shareholders of a satisfactory legal opinion from counsel to the Purchaser; and

         (i) the Seller and each Selling Shareholder shall have received the Purchase Price payable by the Purchaser in accordance with Section 1.2.

                                   ARTICLE IX
                         TERMINATION; AMENDMENT; WAIVER

         SECTION 9.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

         (a) by mutual written consent executed by the parties and duly authorized by the Board of Directors of the Purchaser;

         (b) by the Purchaser if there is an inaccuracy or breach of any representation, warranty or covenant of the Seller or any Selling Shareholder set forth in this Agreement which breach has not been cured within 30 days following receipt by the Seller or the appropriate Selling Shareholder of written notice of such breach and which breach results in or can reasonably be anticipated to result in a Material Adverse Effect; provided, however, that the Purchaser's right to terminate this Agreement in accordance with this Section 9.1(b) is subject to the notice requirement set forth in the first paragraph of
Article II;

         (c) by the Seller and the Selling Shareholders if there is an inaccuracy or breach of any representation, warranty or covenant of the Purchaser set forth in this Agreement which breach has not been cured within 30 days following receipt by the Purchaser of written notice of such breach and which breach results in or can reasonably be anticipated to result in a Material Adverse Effect;

         (d) (i) by the Purchaser upon written notice to Seller and the Selling Shareholders if any of the conditions in Section 8.1 and Section 8.2 have not been satisfied within 60 days of the date hereof, or such later date agreed to in writing by the Purchaser, the Seller and the Selling Shareholders (other than through the failure of the Purchaser to comply with its obligations under this Agreement) and the Purchaser has not waived such condition in writing on or before the expiration of such 60-day period (or such later date agreed to in writing by the Purchaser, the Seller and the Selling Shareholders); or (ii) by the Seller and the Selling Shareholders upon written notice to the Purchaser if any of the conditions in Section 8.1 and Section 8.3 have not been satisfied within 60 days of the date hereof, or such later date agreed to in writing by the Purchaser, the Seller and the Selling Shareholders (other than through the failure of the Seller or the Selling Shareholders to comply with their respective obligations under this Agreement) and the Seller and the Selling Shareholders have not waived such condition in writing on or before the expiration of such 60-day period (or such later date agreed to in writing by the Purchaser, the Seller and the Selling Shareholders); or

         (e) by the Purchaser or the Seller and the Selling Shareholders if any court of competent jurisdiction in the United States of America or other (federal or state) governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have been final and nonappealable.

         SECTION 9.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 9.1 hereof, this Agreement shall thereafter become null and void and have no effect, without any liability on the part of any party or its directors, officers or shareholders, other than the provisions of this Section 9.2, Section 6.4, Article X and Article XII; provided, however, that nothing contained in this Section 9.2 shall relieve any party from liability for any breach or violation of this Agreement, subject to
Article X hereof.

         SECTION 9.3 Amendment and Modification. This Agreement may be amended, modified, terminated, rescinded, or supplemented only by written agreement of all of the parties hereto.

         SECTION 9.4 Extension; Waiver. At any time prior to the Closing Date, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party.

                                   ARTICLE X
                                    REMEDIES

         SECTION 10.1 Remedies for Breach of Representations, Warranties and Covenants of the Seller and the Selling Shareholders Before the Closing Date. Upon execution of this Agreement through and including the Closing, the exclusive remedy for any material inaccuracy or breach of any representation, warranty or covenant in this Agreement by the Seller or any Selling Shareholder shall be termination of this Agreement by the Purchaser in accordance with and subject to Article X. This Section 10.1 shall not apply to any breach by the Seller of his obligations under Section 6.6 of this Agreement.

         SECTION 10.2 Indemnification by the Seller and the Selling Shareholders. Except as otherwise expressly provided in this Article X and subject to the limitations stated in this Article X, beginning immediately after the Closing and continuing for the periods specified by the notice periods and survival periods set forth in Section 10.5(a), Section 11.1 and Section 11.2, respectively, the Seller agrees (and each Selling Shareholder agrees only with respect to such Selling Shareholder's representation and warranties set forth in
Section 2.2(a), Section 2.3 and Section 2.4 (insofar as Section 2.4 relates to such Selling Shareholder) to and shall defend, indemnify and hold harmless the Purchaser from and against, and shall reimburse the Purchaser for, each and every claim, action, demand, cost, expense, liability, penalty and other damage incurred by the Purchaser, including, without limitation, reasonable attorney's fees (collectively, a "Loss"), relating to, resulting from or arising out of, or any allegation by any third party of, the following:

         (a) any inaccuracy in any representation or warranty of the Seller and the Selling Shareholders, as applicable, set forth in this Agreement, the Schedules, any Transaction Document, or any certificate, agreement or document executed and delivered by the Seller or any Selling Shareholder under this Agreement (it being understood and agreed that any such inaccuracy shall be determined without regard to any materiality qualification contained in any representation or warranty, provided that the materiality qualifications set forth in Section 2.6 (Financial Statements) shall apply to the representations and warranties set forth therein); provided, however, that (i) any inaccuracy in any representation or warranty of the Seller set forth in Section 2.11 (Employee Benefit Plans) and the related Schedule 2.11 shall be governed by Section 10.2(c) and Section 10.8, (ii) any inaccuracy in any representation or warranty of the Seller set forth in Section 2.14 (Environmental Matters) shall be governed by Section 10.2(d), and (iii) any inaccuracy in any representation or warranty of the Seller set forth in Section 2.17 (Permits) (insofar that Section 2.17 relates to Permits required pursuant to Environmental Laws) shall be governed by Section 10.2(d); or

         (b) any breach or nonfulfillment of any covenant, agreement or other obligation of the Seller set forth in this Agreement, any Transaction Document or any other agreement or document executed and delivered by the Seller pursuant to this Agreement; or

         (c) any inaccuracy in any representation or warranty of the Seller set forth in Section 2.11 of this Agreement, it being understood and agreed that any such inaccuracy shall be determined without regard to Items 3 and 4 on Schedule 2.11; provided, however, that the failure to file annual reports (Form 5500) with the Internal Revenue Service with respect to the Benefit Plans shall be governed by Section 10.8; and provided further, that this Section 10.2(c) shall be null and void and the Seller shall not have any liability under this Section 10.2(c) in the event that any such Loss relates to, results from or arises out of any voluntary action caused or initiated by the Purchaser, including, without limitation, the filing of IRS Form 5330 (but excluding any action of the Purchaser relating to, resulting from or arising out of the initiation of any audit or investigation by any governmental agency without any such prior voluntary action by Purchaser); or

         (d) any inaccuracy in any representation or warranty of the Seller (i) set forth in Section 2.14 of this Agreement, it being understood and agreed that any such inaccuracy shall be determined without regard to Item 2 on Schedule
2.14 or (ii) set forth in Section 2.17 (insofar that Section 2.17 relates to Permits required pursuant to Environmental Laws), it being understood and agreed that any such inaccuracy shall be determined without regard to Item 1 and Item 2 on Schedule 2.17, except to the extent provided in clause (2) below; provided, however, that Purchaser shall be solely responsible for, and shall not be entitled to indemnification from the Seller for, or application towards the Seller Basket for, costs and expenses associated with (1) preparing and implementing any Spill Prevention Control and Countermeasure Plan for any of the Companies' sites or facilities (but the limitation in this clause (1) shall not apply to any penalty or liability related to the applicable Companies' prior failure to take any such action), (2) evaluating the necessity for, applying for, renewing, and/or complying with, Permits for the discharge of storm water or emission of air pollutants associated with any of the Companies' sites or operations (but the limitation in this clause (2) shall not apply to any penalty or liability related to the applicable Companies' prior failure to take any such action), (3) modifying or relocating any wash area at any of the Companies' sites, and (4) performing work, response activities, repairs, investigations, or modifications, or acquiring or installing improvements, equipment or property to address or respond to conditions, matters, events, circumstances, violations, or liabilities existing or occurring on or prior to Closing, except to the extent required by applicable Laws.

With respect to matters not involving any judicial, administrative, arbitration, or investigatory proceeding or other proceeding, claim or controversy (collectively, a "Proceeding") brought or asserted by third parties, within ten days after notification from the Purchaser supported by reasonable documentation setting forth the nature of the circumstances entitling the Purchaser to indemnity hereunder, the Seller (or, if applicable, any Selling Shareholder) at no cost or expense to the Purchaser, shall diligently commence resolution of such matters in a manner reasonably acceptable to the Purchaser and shall diligently and timely prosecute such resolution to completion. With respect to those claims that may be satisfied by payment of a liquidated sum of money, including, without limitation, claims for reimbursement of expenses incurred in connection with any circumstances entitling the Purchaser to indemnity hereunder, the Seller (or, if applicable, any Selling Shareholder) shall pay the full amount so claimed to the extent supported by reasonable documentation within 15 days of such resolution. If the Seller (or, if applicable, any Selling Shareholder) disputes his, her or its liability in connection with such claim, the Seller (or, if applicable, such Selling Shareholder) shall pay any undisputed part of such liability, and the Purchaser and the Seller (or, if applicable, such Selling Shareholder) shall have 30 days to resolve any remaining dispute. If the Purchaser and the Seller (or, as applicable, such Selling Shareholder) are unable to resolve such dispute within 30 days, they shall resolve such dispute in accordance with Section 12.9. If litigation or any other Proceeding is commenced or threatened by any third party for which the Purchaser is entitled to indemnification under this Section 10.2, the provisions of Section 10.4 shall control.

         SECTION 10.3 Indemnification by the Purchaser. In addition to Purchaser's indemnification of Seller and each Selling Shareholder for certain taxes resulting from the Section 338(h)(10) Election pursuant to Section 6.1, and, except as otherwise expressly provided in this Article X, the Purchaser agrees to and shall defend, indemnify and hold harmless the Seller and each Selling Shareholder from and against, and shall reimburse the Seller and each Selling Shareholder for, each and every Loss, relating to, resulting from or arising out of, or any allegation by any third party of, the following:

         (a) any inaccuracy in any representation or warranty of the Purchaser set forth in this Agreement, any Transaction Document or any certificate, agreement or other document executed and delivered by the Purchaser under this Agreement (it being understood and agreed that any such inaccuracy shall be determined without regard to any materiality qualification contained in any representation or warranty, provided that the materiality qualifications set forth in Section 3.7 (Commission Filings; Financial Statements) shall apply to the representations and warranties set forth therein);

         (b) any breach or nonfulfillment of any covenant, agreement or other obligation of the Purchaser set forth in this Agreement, any Transaction Document or any other agreement or document executed and delivered by the Purchaser pursuant to this Agreement; or

         (c) any Proceeding relating to events, conditions, operations, facts, circumstances or acts of the Purchaser, any of the Companies or any of their respective Affiliates which shall occur subsequent to the Closing Date.

With respect to matters not involving Proceedings brought or asserted by third parties, within ten days after notification from the Seller or any Selling Shareholder supported by reasonable documentation setting forth the nature of the circumstances entitling such party to indemnity hereunder, the Purchaser, at no cost or expense to such party shall diligently commence resolution of such matters in a manner reasonably acceptable to such party and shall diligently and timely prosecute such resolution to completion. With respect to those claims that may be satisfied by payment of a liquidated sum of money, the Purchaser shall pay the amount so claimed to the extent supported by reasonable documentation within 15 days of such resolution.

If the Purchaser disputes its liability in connection with such claim, it shall pay any undisputed part of such liability, and the Purchaser and the party seeking indemnity shall have 30 days to resolve any remaining dispute. If the Purchaser and such party are unable to resolve such dispute within 30 days, they shall resolve such dispute in accordance with Section 12.9 If litigation or any other Proceeding is commenced or threatened by any third party for which the Seller or any Selling Shareholder is entitled to indemnification under this
Section 10.3, the provisions of Section 10.4 shall control.

         SECTION 10.4 Notice and Defense of Third Party Claims. If any Proceeding shall be brought or asserted by a third party under this Article against an indemnified party or any successor thereto (the "Indemnified Person") in respect of which indemnity may be sought under this Article from an indemnifying person or any successor thereto (the "Indemnifying Person") pursuant to any Proceeding, the Indemnified Person shall give prompt written notice of such Proceeding to the Indemnifying Person who shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of all reasonable expenses; provided, that any delay or failure so to notify the Indemnifying Person shall relieve the Indemnifying Person of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure. In no event shall any Indemnified Person be required to make any expenditure or bring any cause of action to enforce the Indemnifying Person's obligations and liability under and pursuant to the indemnifications set forth in this Article. The Indemnified Person shall have the right to employ separate counsel in any of the foregoing Proceedings and to participate in the defense thereof, but the reasonable fees and expenses of such counsel shall be at the expense of the Indemnified Person unless the Indemnified Person shall in good faith determine that there exist actual or potential conflicts of interest which make representation by the same counsel inappropriate. The Indemnified Person's right to participate in the defense or response to any Proceeding should not be deemed to limit or otherwise modify its obligations under this Article. In the event that the Indemnifying Person, within 20 days after notice of any such Proceeding, fails to assume the defense thereof, the Indemnified Person shall have the right to undertake the defense, compromise or settlement of such Proceeding for the account of and at the expense of the Indemnifying Person, subject to the right of the Indemnifying Person to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnified Person at any time prior to the settlement, compromise or final determination thereof. Notwithstanding anything in this Article to the contrary, the Indemnifying Person shall not, without the Indemnified Person's prior written consent (which consent shall not be unreasonably withheld or delayed), settle or compromise any Proceeding or consent to the entry of any judgment with respect to any Proceeding.

         SECTION 10.5 Limitations of Liability.
                      ------------------------

         (a) An Indemnifying Person shall have no liability for any inaccuracy in any representation or warranty made under this Agreement unless written notice of a claim for indemnity, or written notice of specific facts as to which an indemnifiable Loss is expected to be incurred, shall have been given prior to the expiration of two years after the Closing Date; provided, however, that (i) the sole remedy for any breach or inaccuracy of the representations and warranties contained in Section 2.6 (Financial Statements) (insofar as Section
2.6 relates to Accounts and Notes Receivable and Inventory), Section 2.7 (Accounts and Notes Receivable) or Section 2.18 (Inventories) shall be the determination of the Working Capital Adjustment under

Section 1.6; (ii) with respect to the representations and warranties contained in Section 2.14 (Environmental Matters), written notice of a claim for indemnity, or written notice of facts as to which an indemnifiable Loss is expected to be incurred, shall have been given within five years after the Closing Date; (iii) with respect to the representations and warranties contained in Section 2.2 (the Companies' Capitalization), Section 2.10 (Tax Matters) and
Section 2.11 (Employee Benefit Plans), written notice of a claim for indemnity, or written notice of facts as to which an indemnifiable Loss is expected to be incurred, shall have been given within five days after the expiration of the statute of limitations applicable to such matter; and (iv) with respect to acts of fraud or willful misrepresentation by the party making any representation or warranty, written notice of a claim for indemnity, or written notice of facts as to which an indemnifiable loss is expected to be incurred, may be given at any time.

         (b) Notwithstanding any other provision of this Agreement to the contrary, the aggregate liability of the Seller (and, to the extent applicable, each Selling Shareholder) for all events or occurrences giving rise to the Seller (and, to the extent applicable, each Selling Shareholder) being required to indemnify the Purchaser under Section 10.2 shall not exceed the amount set forth on Schedule 10.5(b) (the "Seller Cap"); provided, however, that the Seller Cap shall not apply to (i) any Losses relating to, resulting from or arising out of any inaccuracy in the representations and warranties of the Seller set forth in Section 2.10 (Tax Matters), (ii) claims for indemnification under Section 10.8, or (iii) the determination of the Working Capital Adjustment under Section 1.6; and provided, further, that the aggregate liability of any Selling Shareholder shall not exceed the Purchase Price received by such Selling Shareholder.

         (c) Notwithstanding any other provision of this Agreement to the contrary, the Seller (and, to the extent applicable, each Selling Shareholder) shall be liable for indemnification under this Article X only to the extent that the amount of any indemnifiable Loss, individually or in the aggregate with all other such Losses covered by this Agreement, exceeds the amount set forth on
Schedule 10.5(c) (the "Seller Basket"), and in such event, the Seller (and, to the extent applicable, each Selling Shareholder) shall be liable only for the amount of all such Losses that exceed the Seller Basket; provided, however, that after the aggregate amount of all indemnifiable Losses exceeds the Seller Basket, Seller (and, to the extent applicable, each Selling Shareholder) shall not be liable for indemnification under this Article X unless and until the amount of the Loss with respect to any individual claim or series of related claims exceeds $2,500; provided further, that the Seller Basket shall not apply to (i) claims for indemnification under (A) the representations and warranties contained in Section 2.10 (Tax Matters) or (B) Section 10.8 or (ii) the determination of the Working Capital Adjustment under Section 1.5.

         (d) Notwithstanding any other provision of this Agreement to the contrary, the aggregate liability of the Purchaser for all events or occurrences giving rise to the Purchaser being required to indemnify the Seller and each Selling Shareholder under Section 10.3 shall not exceed the amount set forth on
Schedule 10.5(d) (the "Purchaser Cap"); provided, however, that the Purchaser Cap shall not apply to (i) any Losses relating to, resulting from or arising out of any inaccuracy in the representations and warranties of the Purchaser set forth in Section 3.6 (the "Purchaser Common Stock"), (ii) claims for indemnification under Section 6.7 or (iii) the determination of the Working Capital Adjustment under Section 1.5.

         (e) Notwithstanding any other provision of this Agreement to the contrary, the Purchaser shall be liable for indemnification under this Article X only to the extent that the amount of any indemnifiable Loss, individually or in the aggregate with all other such Losses covered by this Agreement, exceeds the amount set forth on Schedule 10.5(e) (the "Purchaser Basket"), and in such event, the Purchaser shall be liable only for the amount of all such Losses that exceed the Purchaser Basket; provided, however, that after the aggregate amount of all indemnifiable Losses exceeds the Purchaser Basket, Purchaser shall not be liable for indemnification under this Article X unless and until the amount of the Loss with respect to any individual claim or series of related claims exceeds $2,500; provided, further, that the Purchaser Basket shall not apply to
(i) claims for indemnification under (A) the representations and warranties contained in Section 3.6 (the Purchaser's Common Stock) or (B) Section 6.7 or
(ii) the determination of the Working Capital Adjustment under Section 1.5).

         (f) In calculating the amount of any Loss for which any Indemnifying Person is liable under this Article, there shall be taken into consideration (i) the value of any federal or state income tax benefits and (ii) the amount of any insurance recoveries, excluding any amounts which are in effect self-insured whether through retention amounts or otherwise, the Indemnified Person in fact receives as a direct consequence of the circumstances to which the Loss related or from which the Loss resulted or arose.

         (g) The Purchaser shall use commercially reasonable efforts to mitigate any Loss suffered, incurred or sustained by the Purchaser arising out of any matter for which the Purchaser is entitled to indemnification herein, upon the Purchaser having obtained actual knowledge of such breach by the Seller or any Selling Shareholder. In the event that the Purchaser shall fail to make such commercially reasonable efforts to mitigate such Loss, then notwithstanding anything else to the contrary contained herein, the Seller or, to the extent applicable, any such Selling Shareholder shall not be required to indemnify the Purchaser for any Loss that could reasonably be expected to have been avoided had the Purchaser made such efforts.

         (h) In the event that (i) any condition set forth in Article VIII is not satisfied, (ii) the failure of such condition to be satisfied is waived in writing by the party or parties entitled to the benefit of such condition, and
(iii) the parties nevertheless consummate the transactions contemplated by this Agreement at the Closing, then the parties shall be deemed to have waived any claim for Loss or other relief only to the extent that such Loss or other relief relates solely and directly to such condition that was so waived in writing.

         (i) NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NO PARTY HERETO SHALL HAVE ANY LIABILITY UNDER THIS AGREEMENT FOR CONSEQUENTIAL DAMAGES (SUCH AS LOSS OF PROFIT), OR TREBLE, EXEMPLARY OR PUNITIVE DAMAGES OF ANY TYPE UNDER ANY CIRCUMSTANCES REGARDLESS OF WHETHER SUCH DAMAGES MAY BE AVAILABLE UNDER TEXAS LAW, THE LAW OF ANY OTHER STATE, OR FEDERAL LAW.

         SECTION 10.6 Exclusive Remedies.
                      ------------------

         (a) The remedies of the parties specifically provided for by this Article shall be the sole and exclusive remedies of the parties for (i) any breach or inaccuracy of the representations and warranties contained in this Agreement, the Schedules, any Transaction Document or in any certificate, agreement or document furnished or delivered pursuant hereto (other than a breach of the representations and warranties set forth in Section 2.6 (Financial Statements) (insofar as Section 2.6 relates to Accounts and Notes Receivable and Inventory), Section 2.7 (Accounts and Notes Receivable) and Section 2.18 (Inventories), the sole remedy for which shall be the determination of the Working Capital Adjustment under Section 1.5, (ii) the failure to perform any covenants, agreements or obligations contained in this Agreement, any Transaction Document or in any other agreement or document furnished or delivered pursuant hereto, or (iii) any Loss, relating to, resulting from or arising out of any transaction or matter relating in any manner whatsoever to the operation of any of the Companies prior to Closing, this Agreement or to any document furnished or delivered pursuant hereto. Without limiting the generality of the foregoing, except with respect to such remedies specifically set forth herein, Purchaser hereby releases, waives, and agrees not to sue Seller, or any Selling Shareholder or any of their Affiliates, ("Sellers' Related Parties") for any and all claims, causes of action, rights of contribution, cost recovery, losses, liabilities, suits, costs, fees, judgments or expenses which may now exist or which may hereafter arise, REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE SOLE, CONTRIBUTORY, PASSIVE OR PARTIAL NEGLIGENCE OR STRICT LIABILITY OF ANY OF THE SELLERS' RELATED PARTIES, in connection with (i) any material, waste or substance the use, collection, handling, presence, recycling, generation, treatment, storage, disposal, release or transportation of which is or may become regulated or controlled by any Governmental Authority or the improper management or disposal of which may affect human health or safety or the environment, or (ii) the compliance by any of the Companies or any of their predecessors or any of their current or former real or personal property with applicable laws, regulations, orders or directives pertaining directly or indirectly to human health or safety or the environment, including without limitation, Environmental Laws.

         (b) Without limiting the generality of the foregoing provisions of
Section 10.6(a), the parties acknowledge and agree that, before the Closing Date, Section 10.1 provides the exclusive remedies for any material breach or inaccuracy of the representations, warranties and covenants of the Seller (and, to the extent applicable, any Selling Shareholder) contained in this Agreement.

         (c) Notwithstanding the foregoing provisions of Sections 10.6(a) or 10.6(b) or anything to the contrary in this Agreement, in addition to the remedies provided by this Agreement, the parties acknowledge and agree that (i) the Seller and each Selling Shareholder shall be entitled to specific performance for any breach of the Purchaser's obligations under Section 1.2, provided that all the conditions to Closing set forth in Section 8.1 and Section
8.2 shall have been satisfied, (ii) the Purchaser shall be entitled to specific performance for any breach of Seller's or any Selling Shareholder's obligations under Section 1.1, provided that all of the conditions to Closing set forth in
Section 8.1 and Section 8.3 shall have been satisfied, and (iii) the parties shall retain all legal and equitable remedies available to him or it for any breach or failure to perform under the Consulting Agreement or the Lease Agreements whether such remedies are provided by this Agreement, the Consulting Agreement, the Lease Agreements or applicable law.

         (d) There shall be no remedies against any Selling Shareholder, except
(i) as specifically provided in Section 10.6(c) or (ii) with respect to a breach or inaccuracy of any representation or warranty made by such Selling Shareholder set forth in Section 2.2(b), Section 2.3 or Section 2.4 (insofar that Section
2.4 relates to such Selling Shareholder).

         SECTION 10.7 Payment of Indemnification Obligation. The parties hereto agree that, if the Seller or the Selling Shareholders become liable to the Purchaser for indemnification under this Article X, the Seller and the Selling Shareholders shall have the right, in their sole discretion, (but no obligation) to satisfy such liability for indemnification by transferring to the Purchaser a number of shares of the Purchaser Common Stock equal to the quotient of (i) the amount of Seller's or the Selling Shareholder's liability, as applicable, for indemnification under this Article X divided by (ii) the average closing sale price of the Purchaser Common Stock, as quoted on the Nasdaq National Market (or any national securities exchange or over-the-counter market on which the Purchaser's Common Stock is then listed or quoted), for the ten (10) consecutive trading days ending on the trading day immediately before the date on which the Seller (or the Selling Shareholder, as applicable) transfers shares of the Purchaser Common Stock to the Purchaser hereunder, provided, that the Seller (or the Selling Shareholder, as applicable) shall transfer to the Purchaser good and marketable title to such shares of the Purchaser Common Stock, free and clear of all encumbrances.

         SECTION 10.8 Annual Reports on Form 5500. The Purchaser hereby agrees to cooperate with the Seller to cause the Companies to file within a reasonable time after the Closing any Form 5500 with respect to the Benefit Plans that are late as of the Closing ("Late 5500's"). Seller agrees to indemnify Purchaser for any Loss relating to, resulting from or arising out of filing any Late 5500's; provided, however, that this indemnity obligation shall apply only if Seller retains exclusive control over the manner and means, including the selection of counsel (at Seller's sole expense), by which such Late 5500's are filed by the Companies. The indemnity provided by this Section 10.8 is further contingent on the reasonable cooperation of the Purchaser and the Companies in furnishing such information and records as have been maintained by Seller or the Companies with respect to periods prior to the date hereof and as may be reasonably requested by Seller in connection with the Late 5500's filings.

                                   ARTICLE XI
              SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

         SECTION 11.1 Survival of Representations and Warranties. The representations and warranties of the parties hereto contained in this Agreement shall survive the Closing and any investigation by the other party with respect thereto but shall terminate and be of no further force or effect on or after the expiration of two years after the Closing Date, except that any representation and warranty as to which written notice of a bona fide claim relating thereto is received by the Indemnifying Person during the survival period shall, only with respect to such claim, survive such survival period; provided, however, that (i) the representations and warranties set forth in Section 2.6 (Financial Statements) (insofar as Section 2.6 relates to Accounts and Notes Receivable and Inventory), Section 2.7 (Accounts and Notes Receivable) and Section 2.18 (Inventories) shall be continuing and shall survive only until the Determination Date; (ii) the representations and warranties set forth in
Section 2.14 (Environmental Matters) shall be continuing and shall survive only until five years after the Closing Date; and (iii) the representations and warranties set forth in Section 2.2 (the Companies' Capitalization) Section 2.10 (Tax Matters) and Section 2.11 (Employee Benefit Plans) shall be continuing and shall survive until five days after the expiration of the statute of limitations applicable to such matter.

         SECTION 11.2 Survival of Covenants. The covenants and agreements of the parties hereto, including, but not limited to, the indemnification obligations, contained in this Agreement and in any certificate, instrument, agreement or document delivered in connection herewith shall survive the Closing and any investigation by the other party with respect thereto; provided, however, that such covenants and agreements shall survive only for the period specified, if any, by this Agreement or any certificate, instrument, agreement or document delivered in connection with this Agreement.

                                  ARTICLE XII
                                  MISCELLANEOUS

         SECTION 12.1 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

         SECTION 12.2 Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the transactions contemplated hereby shall be issued, if at all, at such time and in such manner as the Purchaser and the Seller shall jointly determine, except as may be otherwise required by applicable law, including securities law obligations to which the Purchaser may be subject. The Purchaser and the Seller will consult with each other concerning the means by which any of the Companies' employees, customers and suppliers and others having dealings with any of the Companies will be informed of the transactions contemplated hereby, and the Purchaser shall have the right to be present for any such communication.

         SECTION 12.3 Brokers and Finders. Except for Chase Securities Inc., all negotiations on behalf of the Purchaser and the Seller relating to this Agreement and the transactions contemplated by this Agreement have been carried on by the parties hereto and their respective agents directly without the intervention of any other person in such manner as to give rise to any claim against the Purchaser or the Seller for financial advisory fees, brokerage or commission fees, finder's fees or other like payment in connection with the consummation of the transactions contemplated hereby. Each party agrees to indemnify each other party against all loss, cost, damages or expenses arising out of claims for fees or commissions of brokers employed or alleged to have been employed by it, including Chase Securities, Inc. in the case of the Seller and the Selling Shareholders.

         SECTION 12.4 Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof (other than the Letter Agreement executed by

Beall Industries, Inc. and the Purchaser dated September 20, 1999 which shall remain in full force and effect), and (b) shall not be assigned by operation of law or otherwise.

         SECTION 12.5 Amendment and Modification. This Agreement may be amended, modified, terminated, rescinded or supplemented only by written agreement of all of the parties hereto.

         SECTION 12.6 Waiver; Consents. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be waived by the party affected thereby only by a written instrument signed by the party granting such waiver. No waiver, or failure to insist upon strict compliance, by any party of any condition or any breach of any obligation, term, covenant, representation, warranty or agreement contained in this Agreement, in any one or more instances, shall be construed to be a waiver of, or estoppel with respect to, any other condition or any other breach of the same or any other obligation, term, covenant, representation, warranty or agreement. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver.

         SECTION 12.7 Further Assurances. From time to time, the Purchaser, the Seller and each Selling Shareholder shall execute and deliver such further agreements, documents, certificates and other instruments and shall take or cause to be taken such other actions as shall be reasonably necessary or advisable to carry out the purposes of and effect the transactions contemplated by this Agreement.

         SECTION 12.8 Reformation and Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable, but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         SECTION 12.9 Dispute Resolution.
                      -------------------

         (a) Any unresolved controversy, dispute or claim arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith, including but not limited to a claim based on or arising from an alleged tort or the performance, enforcement, breach, termination, statute of limitations applicable, scope or validity there of ("Dispute"), shall be submitted first to mediation to be conducted in Fort Worth, Texas and administered by the American Arbitration Association ("AAA") under its Commercial Mediation Rules before resorting to arbitration.

         (b) If the Dispute is not resolved within 30 days after the request for mediation, any unresolved Dispute shall be settled by arbitration administered by the AAA under its then applicable Commercial Arbitration Rules and the Supplementary Procedures for Large, Complex Disputes. The arbitration shall be conducted in Fort Worth, Texas before a single arbitrator being a retired judge of the state or federal courts located in the State of Texas. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The parties acknowledge that any Dispute evidences a transaction involving interstate or foreign commerce and that the United States Arbitration Act (Title 9 of the U.S. Code) shall govern the interpretation, enforcement and proceedings pursuant to this arbitration clause. If the United States Arbitration Act is inapplicable to any such Dispute for any reason, the arbitration shall be conducted pursuant to the Texas General Arbitration Act (V.T.C.A., Civil Practice & Remedies Code, Section
171.0001 et seq. Vernon 1997). The award shall be in writing, shall be signed by the arbitrator and shall include findings of fact and a statement of the reasons for the award with a breakdown as to specific claims.

         (c) Any party may, without waiving any remedy of arbitration, seek from a court or agency having jurisdiction as provided under Section 7.2 hereof, any interim, equitable or provisional relief to protect the property or rights of that party pending the arbitrator's determination of the merits of the Dispute, but without award of attorneys fees, costs and expenses as set forth below in sub paragraph (e).

         (d) The arbitration award shall be made within three months of the filing of the notice of intention to arbitrate (demand), and the arbitrator shall agree to comply with this schedule before accepting appointment.

         (e) The prevailing party shall be entitled to an award of reasonable attorneys fees. The arbitrator shall determine how the costs and expenses shall be allocated between or among the parties. Expenses to be allocated shall include all reasonable pre-award expenses of the arbitration, including the arbitrator's fees, administrative fees, travel expenses, out-of-pocket expenses such as telephone and copying, court costs, deposition fees and witness fees.

         (f) Except as may be required by law, neither the parties nor the arbitrator shall disclose the existence, content or results of any arbitration without the prior written consent of all the parties.

         SECTION 12.10 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by cable, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested), to the respective parties as follows:

         if to the Purchaser:

                  U.S. Concrete, Inc.
                  1300 Post Oak Boulevard, Suite 1220
                  Houston, Texas  77056
                  Telecopy No. 713/499-6201
                  Attn.:  Corporate Secretary
         with a copy (which shall not constitute notice) to:

                  Mr. J. Patrick Ryan
                  AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                  300 Convent Street, Suite 1500
                  San Antonio, Texas  78205
                  Telecopy No. 210/224-2035

         if to the Seller:

                  Mr. Fallis Arch Beall
                  1000 Alpine Drive
                  Duncan, Oklahoma  73533
                  Telecopy No.: (580) 255-8050

         with a copy (which shall not constitute notice) to:

                  Mr. Paul W. Bishop
                  Locke Liddell & Sapp LLP
                  3400 Chase Tower
                  600 Travis Street
                  Houston, Texas  77002
                  Telecopy No. (713) 223-3717

         if to the Selling Shareholders:

                  Ms. Nola Sue Beall
                  1000 Alpine Drive
                  Duncan, Oklahoma  73533
                  Telecopy No.: (580) 255-8050

                  Ms. Doris W. Stokes
                  2303 Country Club Road, #5
                  Duncan, OK 73533
                  Telecopy No.: (580) 255-8050

                  Mr. Robert S. Beall
                  2901 Red Oak Ct.
                  Colleyville, Texas  76034
                  Telecopy No. 817/868-7590

                  Ms. Leigh Ann Gathright
                  5508 E. 76th Street
                  Tulsa, OK 74136
                  Telecopy No.: 918/496-8814

                  Mr. Fallis Arch Beall, Trustee
                  R.E. Stokes Trust
                  1000 Alpine Drive
                  Duncan, Oklahoma  73533
                  Telecopy No.: (580) 255-8050

         with a copy (which shall not constitute notice) to:

                  Mr. Paul W. Bishop
                  Locke Liddell & Sapp LLP
                  3400 Chase Tower
                  600 Travis Street
                  Houston, Texas  77002
                  Telecopy No. (713) 223-3717

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

         SECTION 12.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         SECTION 12.12 Jurisdiction and Venue. Any process against the Purchaser, the Seller or any Selling Shareholder in, or in connection with, any suit, action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement may be served personally or by certified mail at the addresses set forth in Section 12.10 with the same effect as though served on them personally. Subject to the provisions of Section
12.9 hereof, the Purchaser, the Seller and each Selling Shareholder hereby irrevocably submit in any suit, action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement to the exclusive jurisdiction and venue of the United States District Court for the Western District of Oklahoma or any court of the State of Oklahoma located in Stephens County and irrevocably waive any and all objections to jurisdiction and review or venue that they may have under the laws of Oklahoma or the United States.

         SECTION 12.13 Descriptive Headings. The descriptive headings are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         SECTION 12.14 Parties in Interest; No Third-Party Beneficiary. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         SECTION 12.15 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         SECTION 12.16 Incorporation by Reference. Any and all Schedules, exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are incorporated herein by reference hereto as though fully set forth at the point referred to in the Agreement.

         SECTION 12.17 Certain Definitions. For the purposes of this Agreement, the following terms shall have the meanings specified or referred to below whether or not capitalized when used in this Agreement.

         (a) "Affiliate" means, with respect to any person or other entity, any person or other entity that, directly or indirectly, controls, is controlled by, or is under common control with, such person or other entity in question. For the purposes of this definition and the definition of Subsidiary, "control" (including "controlling," "controlled by" and "under common control with") as used with respect to any person or other entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or other entity, whether through the ownership of voting securities, by contract or otherwise. (b) "Environmental Laws" means any and all Laws relating to (a) the protection, preservation or restoration of the environment (including, without limitation, ambient air, surface water (including water management and runoff), groundwater, drinking water supply, surface land, subsurface strata, plant and animal life or any other natural resource), (b) emissions, discharges, releases or threatened releases of Hazardous Substances into the environment or (c) the exposure to, or the use, storage, recycling, treatment, manufacture, generation, transport, processing, handling, labeling, production, removal or disposal of any Hazardous Substances, in each case as amended and as now in effect. The term "Environmental Laws" includes, without limitation, (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA), the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, the Safe Drinking Water Act, the Atomic Energy Act and the Hazardous Materials Transportation Act, in each case as amended and any other Laws as now in effect relating to any of the foregoing.

         (c) "GAAP" means generally accepted United States accounting principles consistently applied.

         (d) "Governmental Authority" means any federal, state, or local government, political subdivision or governmental or regulatory authority, agency, board, bureau, commission, instrumentality or court or quasi-governmental authority.

         (e) "Hazardous Substances" shall mean substances listed under 40 C.F.R.
302.4 as of the date of this Agreement, and petroleum.

         (f) "Interest-Bearing Debt" means the total amount of outstanding indebtedness of the Companies for borrowed money (including, without limitation, bank debt, equipment debt, capital lease obligations, bank overdrafts and any other indebtedness for borrowed money).

         (g) "Knowledge" or "known" means (i) when used with reference to the Seller or any of the Companies, that Seller and such Company shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if Fallis Arch Beall has current actual knowledge of such fact or other matter, after reasonable investigation or inquiry under the circumstances, (ii) when used with reference to any Selling Shareholder, such Selling Shareholder shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if such Selling Shareholder has current actual knowledge of such fact or other matter, after reasonable investigation or inquiry under the circumstances, and (iii) when used with reference to the Purchaser, that the Purchaser shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if any officer or director, or other person with senior managerial authority of the Purchaser has current, actual knowledge of such fact or other matter, after reasonable investigation or inquiry under the circumstances.

         (h) "Laws" means any and all federal, state or local statutes, laws, ordinances, codes, regulations, rulings, published requirements, orders, decrees, judgments, injunctions and rules of any Governmental Authority, including, without limitation, those covering environmental, Tax, energy, safety, health, transportation, bribery, recordkeeping, zoning, discrimination, antitrust and wage and hour matters, in each case as in effect on the date of this Agreement.

         (i) "Listed Agreements" shall have the meaning set forth in Section
2.19 of this Agreement.

         (j) "Losses" means any and all liabilities, losses, claims, damages, actions, suits, proceedings, demands, assessments, fees, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and costs and expenses of investigation), net of income Tax effects with respect thereto (including, without limitation, income Tax benefits recognized in connection therewith and income Taxes upon any indemnification recovery thereof).

         (k) "Material Adverse Effect" or "material" means (i) any adverse change in the financial condition, results of operations or business of the Companies collectively or the Purchaser (and its Subsidiaries), as the case may be, taken as a whole or (ii) any adverse effect on the ability of the Seller, the Selling Shareholders or the Purchaser, as the case may be, to perform their respective obligations pursuant to this Agreement; provided, however, that for purposes of determining whether there shall have been any such adverse effect,
(i) any adverse change resulting from or relating to general business or economic conditions shall be disregarded, (ii) any adverse change resulting from or relating to conditions generally affecting the industry in which the Companies compete shall be disregarded, and (iii) any adverse change resulting from or relating to the taking of any action contemplated by this Agreement shall be disregarded.

         (l) "Permits" shall have the meaning set forth in Section 2.17 of this Agreement.

         (m) "Purchaser Common Stock" shall have the meaning set forth in
Section 1.2 of this Agreement.

         (n) "SEC" means the Securities and Exchange Commission.

         (o) "Subsidiary" means, when used with reference to an entity, any corporation, partnership or limited liability company, a majority of the outstanding voting securities, partnership interests or membership interests of which are owned directly or indirectly by such entity or any partnership, joint venture or other enterprise in which such entity currently has, directly or indirectly, any controlling equity interest.

         (p) "Taxes" means all taxes, charges, fees, levies or other assessments including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, unemployment, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the United States or any state, local or foreign government or subdivision or agency thereof, whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable to or imposed with respect to any such taxes, charges, fees, levies or other assessments.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.


                                  THE PURCHASER

                                  U.S. CONCRETE, INC.

                                  By: /s/ Michael W. Harlan
                                      -------------------------
                                  Name: Michael W. Harlan
                                        -----------------------
                                  Title: Senior Vice President and
                                         -------------------------
                                         Chief Financial Officer
                                         -----------------------


                                   THE SELLER


                                   /s/ Fallis Arch Beall
                                   -------------------------
                                   Mr. Fallis Arch Beall


                                   THE SELLING SHAREHOLDERS


                                   /s/ Doris W. Stokes
                                   -------------------------
                                   Doris W. Stokes

                                   /s/ Nola Sue Beall
                                   -------------------------
                                   Nola Sue Beall

                                   /s/ Robert S. Beall
                                   -------------------------
                                   Robert S. Beall

                                   /s/ Leigh Ann Gathright
                                   -------------------------
                                   Leigh Ann Gathright


                                   Fallis Arch Beall in his
                                   capacity as Trustee for the R.E.
                                   Stokes, Trust

                                   By: /s/ Fallis Arch Beall
                                       -------------------------
                                   Name: Fallis Arch Beall
                                   Title: Trustee